     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2001.
                                                      REGISTRATION NO. 333-30308
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3
                       ON FORM S-1 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                      SPATIALIZER AUDIO LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                              3698
95-4484725
---------------------------------     ----------------------------
-------------------
   STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL     (I.R.S.
EMPLOYER
OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)
IDENTIFICATION NO.)



                       20700 VENTURA BOULEVARD SUITE 140
                        WOODLAND HILLS, CALIFORNIA 91364
                                 (310) 227-3370
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                    HENRY R. MANDELL, CHIEF EXECUTIVE OFFICER
                      SPATIALIZER AUDIO LABORATORIES, INC.
                         900 LAFAYETTE STREET, SUITE 710
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 296-0600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:


                             MARGARET G. GRAF, ESQ.
                         CHRISTIAN J. SCOGNAMILLO, ESQ.
                           CROSBY, HEAFEY, ROACH & MAY
                            PROFESSIONAL CORPORATION



                       1901 AVENUE OF THE STARS, SUITE 700
                              LOS ANGELES, CA 90067



                                 (310) 734-5200


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]


        If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 CALCULATION OF REGISTRATION FEE


================================================================================
===================================
           TITLE OF EACH                                PROPOSED MAXIMUM
PROPOSED MAXIMUM
        CLASS OF SECURITIES            AMOUNT TO BE      OFFERING PRICE
AGGREGATE OFFERING       AMOUNT OF
         TO BE REGISTERED               REGISTERED          PER SHARE
   PRICE          REGISTRATION FEE
--------------------------------------------------------------------------------
-----------------------------------
Common Stock, $.01 par value per
   share.........................      1,683,511(1)         $0.185(2)          $
 311,449.53(2)       $77.86(2)
--------------------------------------------------------------------------------
-----------------------------------
Common Stock, $.01 par value per
   share.........................      2,787,842(1)(3)      $ 2.02(2)
$5,631,440.80(2)             (4)
================================================================================
===================================

(1) This Registration Statement relates to the resale of 577,842 shares of Common Stock issued prior to the filing date hereof (previously registered for resale) and which have not been sold, the resale of 1,683,511 of previously outstanding performance shares which have not previously been registered for resale, and the resale of up to 2,210,000 shares of Common Stock issuable on the exercise of currently outstanding Warrants (all of which were previously registered) (collectively, the "Securities") including the security stock subject to the securities registered in the underlying registration statement. The Registration Statement was originally filed on Form S-3 on February 14, 2000 and was modified to a registration statement on Form S-1 on April 17, 2000 at the request of the Securities and Exchange Commission based on the staff's position of limiting the availability of Instruction I(B)(3) of Form S-3 to registrants that are listed on the NASDAQ Stock Market's Small Cap or NMS Systems, even though the OTCBB is an automated quotation system of the NASD. This amendment updates the April 17, 2000 amendment to update company information, financial statements and the shares of Common Stock being offered by the Selling Stockholders.



(2) Pursuant to Rule 457(c), the fee calculation in 2000 for Amendment No. 2 filed with the Securities and Exchange Commission as of April 17, 2000 (Reg. No. 333-30308) was based on the average of the high and low prices of the Registrant's Shares on the OTC Bulletin Board on February 8, 2000, the date that the registration statement on Form S-3 was filed. The registration fee on the additional 1,410,119 shares of Common Stock registered hereunder is calculated on the same basis as of July 25, 2001. Based on that calculation, the total additional fee is $77.86 of which $3,305.08 was paid in 2000 and the balance is now being paid.



(3) Amount includes the 577,842 shares of Common Stock offered for resale which issued prior to filing date hereof and which have not been sold and the 2,210,000 shares of Common Stock offered for resale issuable on the currently outstanding warrants (all of which were previously registered) that have not been exercised.



(4)    Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

                      SPATIALIZER AUDIO LABORATORIES, INC.

                              CROSS-REFERENCE SHEET


                 ITEM NO.                                        FORM S-1
CAPTION
                 --------
----------------
1.  Forepart of the Registration Statement          Outside Front and Cover Page
    and Outside Front Cover Page of Prospectus
2.  Inside Front and Outside Back                   Inside Front and Outside
Back Cover Pages of Prospectus
    Cover Pages of Prospectus
3.  Summary Information, Risk Factors and           The Company; Business; Risk
Factors;
    Ratio of Earnings to Fixed Charges              Capitalization
4.  Use of Proceeds                                 Use of Proceeds
5.  Determination of Offering Price                 Not applicable
6.  Dilution                                        Not Applicable
7.  Selling Security Holders                        Selling Stockholders
8.  Plan of Distribution                            Outside Front Cover; The
Company;
                                                    Plan of Distribution
9.  Description of Securities to be                 Description of Capital Stock
    Registered
10. Interests of Named Experts and Counsel          Legal Matters; Experts
11. Information with Respect to the                 Summary, The Company,
Business,
    Registrant                                      Properties, Legal Matters,
Market
                                                    Information, Selected
Financial
                                                    Information, Supplemental
Financial
                                                    Information, Financial
Statements,
                                                    Management Discussion and
Analysis of
                                                    Financial Condition and
Result of
                                                    Operations, Directors and
Executive
                                                    Officers, Executive
Compensation

12. Disclosure of SEC Position on                   Indemnification and Personal
Liability of
    Indemnification for Securities Act              Officers and Directors
    Liabilities

                                4,471,353 Shares


                      SPATIALIZER AUDIO LABORATORIES, INC.
                            (a Delaware corporation)


         Certain stockholders of Spatializer Audio Laboratories, Inc. are offering for resale 4,471,353 shares of Common Stock, including 2,261,353 shares of Common Stock which are currently outstanding and 2,210,000 shares of Common Stock reserved for issuance on the exercise of Warrants that have not been exercised. Of these, 2,036,900 shares of the Common Stock are, or upon exercise of Warrants will be, held by Selling Stockholders who are officers or directors.



         Our Common Stock is traded on the OTC Bulletin Board under the symbol "SPAZ." On June 29, 2001, the closing price of the Common Stock on the OTC Bulletin Board was $0.24 U.S.


         BEFORE INVESTING IN THE COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5.


                                                                      PER SHARE
   TOTAL(1)(2)
                                                                      ---------
  ------------
Public offering price ............................................      $0.24
  $  524,724
Proceeds, before expenses, to Selling Stockholders ...............      $0.24
  $  524,724


------------------


(1) Assumes holders immediately resold at the June 29, 2001 closing market price of $0.24 per share.



(2) We will, in the ordinary course of business, receive proceeds from the issuance of shares of common stock upon exercise of the warrants. A significant number of the warrants currently have exercise prices above the current market price of our stock. Accordingly, it is not possible at the present time to determine the proceeds to us upon exercise of the warrants. The proceeds to us on exercise of the warrants will be determined at the time of exercise by the selling security holders.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is July 30, 2001.

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information regarding our company and the Common Stock being offered and our financial statements and the notes to those financial statements appearing elsewhere in this Prospectus.

                      SPATIALIZER AUDIO LABORATORIES, INC.


         Spatializer Audio Laboratories, Inc. (the "Company") is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The Company's advanced audio technology is incorporated into consumer electronics audio, video and DVD products from global brand leaders including Toshiba, JVC, Panasonic, Hitachi, Samsung, Acer, Sharp, Sanyo, LG, Zenith and Proton, in PC multimedia systems and peripherals from Apple and Labtec, in silicon from Matsushita, Texas Instruments, Cirrus Logic, New Japan Radio Corporation, Zoran, Motorola, C-Cube, Tvia, VM Labs, LinkUp and Acer Laboratories Inc. and in software compatible with MP3 players such as WinAmp and embedded with RISC cores from MIPS Technologies.


EXECUTIVE OFFICES


         Our executive offices are located at 20700 Ventura Boulevard, Suite 140, Woodland Hills, California 91364, Telephone (310) 227,3370. We maintain Websites at www.spatializer.com and www.multidisc.com. Information available on our Websites is not part of this prospectus. We were incorporated in the State of Delaware in February, 1994.


THE OFFERING AND USE OF AVAILABLE PROCEEDS


         The Offering relates to the resale of up to 2,261,353 shares of Common Stock which are currently outstanding and 2,210,000 shares of Common Stock reserved for issuance upon exercise of presently outstanding Warrants that have not been exercised. Common Stock offered for resale hereunder is to be offered for resale for the account of the Selling Stockholders who already hold Common Stock, Warrants or Options, including certain officers, directors and affiliates. We are not entitled to any of the proceeds of sale of any such securities by the Selling Stockholders, but we will pay the expenses of the filing of the registration statement.



         We will receive the proceeds, in the ordinary course, from any cash exercise of outstanding Warrants. We will, in the ordinary course of business, receive proceeds from the issuance of shares of common stock upon exercise of the warrants. A significant number of the warrants currently have exercise prices above the current market price of our stock. Accordingly, it is not possible at the present time to determine the proceeds to us upon exercise of the warrants. The proceeds to us on exercise of the warrants will be determined at the time of exercise by the selling security holders. The proceeds from the exercise of Warrants, from time to time, will be used to fund general corporate purposes and for strategic acquisitions or alliances.


SALES BY SELLING STOCKHOLDERS

         The shares of Common Stock being offered for resale by the Selling Stockholders pursuant to this prospectus may be offered by them in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and the registration statement has not been withdrawn by us. The

Offering may be through the facilities of the OTC Bulletin Board or such other exchange or reporting system where the Common Stock may be traded. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the Common Stock. See "Plan of Distribution."


         In December 1999, we completed the placement of $1.05 million of Common Stock, at no discount from market, the conversion of $1 million of short-term debt to new Series B Redeemable Convertible Preferred Stock and the restatement of $225,000 on existing secured debt to secured long-term debt (the "December Transactions"). The December Transactions significantly strengthened our balance sheet and restored working capital and shareholder's equity. The resulting liquidity allowed us to emerge from a turnaround mode and since then we have pursued a growth strategy and reported positive earnings in each quarter.



         The Selling Stockholders include the investors who participated in the December Transactions and were granted registration rights covering the resale of the Common Stock they acquired, entities that have provided services and received Common Stock in connection with these services, and our officers and directors or directors of DPI who performance shares or warrants issued for loans advanced. The release of the performance shares from escrow is treated as compensation to some of the holders of the performance shares, as of the date of release, and those individuals may find it necessary to sell a portion of their performance shares to meet their tax obligations. Pursuant to the rules of the Securities and Exchange Commission, we have an obligation to file this post-effective amendment to our registration statement to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Accordingly, we have filed this post-effective amendment as part of our continuing obligation with the Securities and Exchange Commission.


TRADING INFORMATION


(OTC Bulletin Board) Trading Symbol -- SPAZ

                            OUTSTANDING SECURITIES AT
                                  JUNE 29, 2001



                                                                    SHARES OF
                                                                  COMMON STOCK
                                                                   OUTSTANDING
                                                                  -------------
                                                                    47,406,939
  Reserved for Issuance -- Options ..............................
4,120,070(1)
  Reserved for Issuance -- Warrants .............................
2,210,000(1)
Total Shares of Common Stock Outstanding Assuming Exercise
  of Warrants and Options .......................................   53,737,009
Shares Offered by Selling Shareholders
  (including 2,210,000 shares reserved for issuance on
  exercise of Warrants) .........................................    4,471,353


-------------------



(1) Includes all employee and similar options and warrants issued in prior financings and including the unexercised portion of the 2,100,000 warrants issued net of the 500,000 outstanding warrants that were canceled in the December Transactions.



         This prospectus includes references to MultiDisc(TM), Spatializer(R) and other trademarks, tradenames, and product names of Spatializer and of other entities, some of which may not be designated as such.

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                      (In thousands, except per share data)



                                                                          FISCAL
YEAR ENDED

--------------------------------------------------------------------------------
---------------------
                              DECEMBER 31,     DECEMBER 31,   DECEMBER 31,
DECEMBER 31,  DECEMBER 31,   MARCH 31,      MARCH 31,
                                  1996             1997           1998
1999          2000          2000          2001
                              ------------     ------------   ------------
------------  ------------  ------------  ------------
CONSOLIDATED STATEMENT
   OF OPERATIONS DATA:
Revenues ...................  $      2,024     $      2,781   $      1,680   $
   1,660  $      2,202  $        505  $        426
Cost Of Revenues ...........          (186)            (230)          (134)
     (49)         (248)          (32)           (2)
                              ------------     ------------   ------------
------------  ------------  ------------  ------------
Gross Profit ...............         1,838            2,551          1,546
   1,611         1,954           473           399
Total Operating Expenses ...       (27,042)          (7,238)        (3,490)
  (1,156)       (1,596)         (284)         (402)
Other Income (Expense),
   Net .....................           119               27           (108)
     (94)           34             5             9
Loss from Discontinued
   Operations ..............                                        (3,702)
Income taxes ...............          (310)             (60)           (38)
      (6)          (10)          (23)          (--)
                              ------------     ------------   ------------
------------  ------------  ------------  ------------
Net Income (Loss) ..........  $    (25,395)    $     (4,720)  $     (5,792)  $
     355  $        382           171             6
                              ------------     ------------   ------------
------------  ------------  ------------  ------------
Basic Income (Loss) Per
   Share ...................  $      (2.01)    $      (0.23)  $      (0.29)  $
    0.01  $       0.01  $       0.00  $       0.00
                              ============     ============   ============
============  ============  ============  ============
Diluted Income (Loss) Per
   Share ...................  $      (2.01)    $      (0.23)  $      (0.29)  $
    0.01  $       0.01  $       0.00  $       0.00
                              ============     ============   ============
============  ============  ============  ============
Weighted Average Common
   Shares ..................    12,644,751       20,604,095     22,180,180
33,805,512    46,736,224    46,375,062    47,203,524
                              ============     ============   ============
============  ============  ============  ============
CONSOLIDATED BALANCE
   SHEET DATA:
Cash and Cash Equivalents ..  $      1,587     $        577   $        264   $
   1,022  $      1,468  $      1,713  $      1,433
Working Capital (Deficit) ..         2,092               83         (1,975)
     395         1,195         1,011         1,217
Total Assets ...............         4,141            3,165            893
   2,118         2,457         2,540         2,349
Advances From Related
   Parties .................           113              113            857
     337           337           337           337
Total Shareholders' Equity
   (Deficit) ...............  $      3,268     $      1,525   $     (1,553)  $
     768  $      1,651         1,362  $      1,656

                                  RISK FACTORS

         INVESTMENT IN OUR SECURITIES IS SPECULATIVE. PLEASE CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE OUR SECURITIES. IF ONE OR MORE OF THESE RISKS ACTUALLY MATERIALIZE, OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY SUFFER AND YOU COULD LOSE ALL OR PART OF THE MONEY YOU INVESTED IN OUR COMMON STOCK.

IF WE CAN'T OBTAIN AND ENFORCE INTELLECTUAL PROPERTY PROTECTION FOR OUR TECHNOLOGIES, OUR BUSINESS WILL NOT BE SUCCESSFUL.

         Our success will depend significantly on our ability to obtain and enforce intellectual property protection for our technologies in the United States and in other jurisdictions. Desper Products, Inc. holds certain patents in the field of audio signal processing and has a number of additional patent applications on file with the U.S. Patent and Trademark Office. There can be no assurance that any U.S. patent will be granted on pending applications, or that such patents will provide the breadth of coverage intended. In addition, there is no assurance that any of the rights obtained from our patents will not be challenged, invalidated or circumvented, or that our competitors will not independently develop or patent technologies that are equivalent or superior to our technology.

         While we have attempted to protect our technology and general intellectual property rights, there is no assurance that our efforts will effectively protect against piracy or theft. Monitoring and identifying unauthorized use of such technology may prove difficult, and the cost of litigation may impact our ability to adequately guard against such piracy and infringement. While we believe the steps we have taken to guard against such abuses are reasonable, there is no assurance we will be successful in this effort.


OUR SUCCESS DEPENDS IN PART UPON SALES TO OEMS, WHOSE UNPREDICTABLE DEMANDS AND REQUIREMENTS MAY SUBJECT US TO POTENTIAL ADVERSE REVENUE FLUCTUATIONS.

         We expect that we will continue to be dependent upon a limited number of OEMs for a significant portion of our net sale in future periods, although no OEM is presently obligated either to purchase a specified amount of products or to provide us with binding forecasts of product purchases for any period. Our products are typically one of many related products used by consumer electronic users. Demand for our products is therefore subject to many risks beyond our control, including, among others:

               - competition faced by our OEM customers in their particular end markets;

               - the technical, sales and marketing and management capabilities of our OEM customers;

               -   the financial and other resources of our OEM customers;

               -   the pressure faced by our OEM customers to reduce cost

         There can be no assurance that we will not lose sales in the future as a result of the pressure to reduce costs faced by our OEM customers. The reduction of orders from our OEM customers, or the discontinuance of our products by our end users may subject us to potential adverse revenue fluctuations.


IF PRODUCT DEVELOPMENT IS DELAYED, WE WILL EXPERIENCE DELAYS IN REVENUES AND COMPETITIVE PRODUCTS MAY REACH THE MARKET BEFORE OUR PRODUCTS.

         We can't predict the timing or the amount, if any, of revenues which we will receive from current or future product sales and licensing activities. Since our inception, we have experienced delays in bringing our products to market and commercial application as a result of delays inherent in technology development, financial resource limits and industry responses and maturity. These delays have resulted in delays in the timing of revenues and product introduction. In the future, new delays in product development or technology introduction on behalf of us, our original equipment manufacturers of consumer electronics and multimedia computer products ("OEMs"), integrated circuit ("IC") foundries or our software producers and marketers could result in further delays in revenues and could allow competitors to reach the market with products before us. In view of the emerging nature of the technology involved, and the rapidly changing character of the entire media, internet and computer markets, our expansion into other technology areas and the uncertainties concerning the ability of our products to achieve meaningful commercial acceptance, there can be no assurance of when or if we will achieve or sustain profitability.

WE HAVE A HISTORY OF LOSSES.


         The overall results for 1997 and 1998 reflect continuing losses from operations because of the funding requirements of the development of server technology of our subsidiary, MultiDisc Technologies, Inc. ("MDT") and subsequently the wind down costs for MDT. Although we were profitable in 1999 and 2000, the first such profitability in our history, there can be no assurance that we will ever sustain an overall positive profit position.

IF WE ARE UNABLE TO ATTRACT AND RETAIN OUR KEY PERSONNEL, WE MAY NOT BE ABLE TO SUCCESSFULLY OPERATE OUR BUSINESS.


         Our future success primarily depends on the abilities and efforts of a small number of individuals, with particular management obligations. Loss of the services of any of these persons could adversely affect our business prospects. We are seeking to recruit additional key technology personnel in a very tight labor market where other enterprises with stronger financial records and larger staffs may offer opportunities which are more desirable than those which we are able to offer. While we believe that we will be able to recruit and retain personnel with the skills required for future growth, we can't assure you that we will be successful. Failure to do so could have an adverse impact upon our business, the results of our operations and our prospects. Currently, we have employment agreement with Henry R. Mandell with a term expiring in October 2002.


BECAUSE THE MARKET IN WHICH WE OPERATE IS HIGHLY COMPETITIVE, WE MAY NOT BE SUCCESSFUL IN ESTABLISHING AND MAINTAINING THE TECHNOLOGICAL SUPERIORITY OF OUR PRODUCTS OVER THOSE OF OUR COMPETITORS.


         We are seeking commercial acceptance of our products in highly competitive markets. Our future success is dependent on establishing and maintaining the technological superiority of our products over those of competitors and our ability to successfully identify and bring other compatible technologies and products to market. Certain of our current competitors have access to greater financial resources than we do. There is no assurance that our present or contemplated future products will achieve or maintain sufficient commercial acceptance, or if they do, that functionally equivalent products will not be developed by current or future competitors with access to significantly greater resources. The market for 3D Virtual Audio technologies is characterized by intense competition and commodity pricing pressures. We compete with a number of entities that produce various stereo audio enhancement processes, technologies and products in both traditional two-speaker environments such as consumer electronics and multimedia computing, and in multi-channel, multi-speaker applications such as Home Theater. In the field of 3-D or Virtual Audio, our principal competitors are SRS Labs, Inc., QSound Labs, Inc., CRL and Harman International, some of which have considerably greater capitalization and resources than we do. In the future, our products and technologies may also compete with audio technologies and products developed by other companies, including entities that have business relationships with us. There can be no assurance that we will be able to favorably compete in this market in the future.


BECAUSE THERE IS A LIMITED TRADING MARKET IN OUR STOCK, YOU MAY NOT BE ABLE TO SELL THE COMMON STOCK, OR MAY ONLY BE ABLE TO SELL IT FOR LESS THAN THE OFFERING PRICE.

         Our Common Stock trades on the OTC Bulletin Board under the symbol "SPAZ." There is no assurance that our current trading will be sustained or expanded as to correspond with your desire for a ready market for our shares.

IF WE ISSUE PREFERRED STOCK, YOUR RIGHTS MAY BE ADVERSELY AFFECTED.

         We are authorized to issue up to 1,000,000 shares of preferred stock in one or more series, the terms of which are to be determined by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a class on particular matters), preferences as to dividends and liquidation, the conversion feature and dilution impact and redemption rights and sinking fund provisions. Since the Board of Directors has the authority to determine, from time to time, the terms of the preferred stock to be issued in the future, there is no limit on the amount of Common Stock (or the related dilution impact) that could be issuable under the terms of future series of preferred stock authorized by the Board of Directors. Of the 1,000,000 shares of preferred stock, 102,967 shares of Series B, 10% Redeemable Convertible Preferred Stock ("Series B Preferred Stock") are issued and outstanding and the issuance of additional shares of Series B Preferred Stock or any other preferred stock could affect the rights of the holders of Common Stock and the value of the Common Stock, could result, upon conversion, in a change of control and could also make it more difficult for the holders of the Common Stock to control voting with respect to significant corporate transactions. See "Description of Capital Stock."


SALES OF SHARES FOLLOWING THIS OFFERING COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.


         Virtually all of our currently outstanding Common Stock, including the Common Stock held by our affiliates, will be tradeable currently or in the near future, either under this prospectus or pursuant to Rule 144. Of the issued and outstanding shares of Common Stock, officers, directors and other founders or employees hold Escrowed Performance Shares. Under the currently effective Performance Share Modification Agreements dated December 30, 1996, 5% of the original 5,776,700 Performance Shares were released on June 22, 1997, 5% on June 22, 1998 and 10% on June 22, 1999, 20% on June 22, 2000, 30% on June 22, 2001
and the 30% remainder of the Performance Shares are scheduled to be released automatically on June 22, 2002. In addition to the automatic releases, performance shares can be released based on the cash flow release criteria contained in the original June 22, 1992 escrow agreement although, to maintain a stable market in the Company's stock, in any year not more than 30% of the shares will be released, based on the cash flow criteria.



         In addition, under the revised arrangement the performance shares will vest if the individual holder has not voluntarily terminated his or her service with us prior to the applicable vesting dates. Any individual who is involuntarily terminated by us will be entitled to an automatic acceleration of the unvested performance shares. The Board, in its discretion, may allow an individual who has voluntarily terminated his or her services with us to retain a portion or all of any unvested performance shares.


WE DO NOT INTEND TO PAY DIVIDENDS.

         We have not paid any cash dividends on our Common Stock and have no present intention of paying any dividends. Our current policy is to retain earnings, if any, for use in operations and in the development of our business. Our future dividend policy will be determined from time to time by the Board of Directors.

         However, holders of our Series B 10% Redeemable Convertible Preferred Stock are entitled to a 10% per annum cumulative dividend, payable only out of assets legally available. Holders of our Series B Preferred Stock are entitled to dividends prior to any holders of our Common Stock or any subsequent series of preferred stock which we may issue.

SINCE OUR SECURITIES ARE SUBJECT TO THE PENNY STOCK RULES, YOU MAY FIND IT MORE DIFFICULT TO SELL OUR COMMON STOCK.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

         The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our securities are presently subject to the penny stock rules, and, as a result, investors may find it more difficult to sell their securities.

                                 USE OF PROCEEDS


         Securities offered for resale hereunder are to be offered for the account of the Selling Stockholders. We are not entitled to any of the proceeds of the sale of any such securities, but we will pay the expenses of the filing of the registration statement. We will receive the proceeds, in the ordinary course, from any exercise of outstanding Warrants and will apply those proceeds to general corporate purposes. A significant number of the warrants currently have exercise prices above the current market price of our stock. Accordingly, it is not possible at the present time to determine the proceeds to us upon exercise of the warrants. The proceeds to us on exercise of the warrants will be determined at the time of exercise by the selling security holders.


OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


         Our Common Stock was listed and commenced trading on the NASDAQ SmallCap market on August 21, 1995 under the symbol "SPAZ". In January 1999, the shares were delisted by the NASDAQ SmallCap Market due to our inability to maintain listing requirements. Our Common Stock immediately commenced trading on the OTC Bulletin Board under the same symbol. The following table sets forth the high and low sales price of our Common Stock on its principal market for fiscal years 1999 and 2000 and the first two quarters of 2001:



PERIOD:                                      HIGH (U.S. $)         LOW (U.S. $)
-------                                      -------------         ------------
1999
   First Quarter                                 $0.44                $0.08
   Second Quarter                                $0.36                $0.08
   Third Quarter                                 $0.90                $0.20
   Fourth Quarter                                $0.96                $0.26
2000
   First Quarter                                 $2.56                $0.94
   Second Quarter                                $1.56                $0.44
   Third Quarter                                 $1.06                $0.50
   Fourth Quarter                                $0.69                $0.19
2001
   First Quarter                                 $0.58                $0.22
   Second Quarter                                $0.56                $0.21



         On June 29, 2001, the closing price reported by the OTC was U.S. $0.24. Stockholders are urged to obtain current market prices for our Common Stock. Beginning April 1, 1997, Computershare Investor Services, through its purchase of the transfer agent business in 2000 of Harris Trust Company of California has been our transfer agent.



         To our knowledge there were approximately 125 holders of record of the stock of the Company as of June 29, 2001. However, our transfer agent has indicated that beneficial ownership is in excess of 6,000 shareholders.


DIVIDENDS

         We have not paid any cash dividends on our Common Stock, and we have no present intention of paying any dividends. Our current policy is to retain earnings, if any, for use in operations and in the development of our business. Our future dividend policy will be determined from time to time by the Board of Directors.

         However, holders of our Series B 10% Redeemable Convertible Preferred Stock are entitled to a 10% per annum cumulative dividend, payable only out of assets legally available. Holders of our Series B Preferred Stock are entitled to dividends prior to any holders of our Common Stock or any subsequent series of preferred stock which we may issue.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements.

                                         CAPITALIZATION


         The following table sets forth our capitalization as of December 31, 2000 (assuming none of the currently outstanding Options or Warrants are exercised).



DEBT
Notes Payable .................................................................
  $          0
Notes Payable to Related Parties ..............................................
       337,742

  ------------
     Total Debt ...............................................................
  $    337,742
STOCKHOLDERS' EQUITY
Preferred shares, $.01 par value, 1,000,000 shares authorized, 102,967 shares Series B 10% Convertible Preferred Stock Outstanding at
    December 31, 1999 .........................................................
  $      1,030
Common Stock, $.01 par value, 50,000,000 shares authorized; 47,087,971 and
    46,174,970 shares issued and outstanding at December 31, 2000 and
    1999, respectively ........................................................
       470,880
Additional Paid-In Capital ....................................................
    46,404,892
Accumulated Deficit ...........................................................
   (45,226,127)

  ------------
    Total Stockholders' Equity ................................................
     1,650,675

  ------------
    Total Capitalization ......................................................
  $  2,457,024

  ============

                      SELECTED CONSOLIDATED FINANCIAL DATA



         The following selected consolidated financial data should be read in conjunction with the Company's Consolidated Financial Statements and related Notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations", below. The selected data presented below under the headings "Consolidated Statement of Operations Data" and "Consolidated Balance Sheet Data" as of and for the years ended December 31, 1997 and 1996, are derived from the consolidated financial statements of Spatializer Audio Laboratories, Inc. and subsidiaries, which consolidated balance sheets have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected financial data for the years ended December 31, 2000, 1999 and 1998 are derived from the Company's consolidated financial statements which have been audited by Farber & Hass LLP, independent public accountants.

                                                                         FISCAL
YEAR ENDED
                                                                (In thousands,
except per share data)

--------------------------------------------------------------------------------
-------------------
                                DECEMBER 31,     DECEMBER 31,  DECEMBER 31,
DECEMBER 31,  DECEMBER 31,    MARCH 31,     MARCH 31,
                                    1996             1997          1998
1999          2000          2000          2001
                                ------------     ------------  ------------
------------  ------------  ------------  ------------
CONSOLIDATED STATEMENT OF
   OPERATIONS DATA:
Revenues ...................... $      2,024     $      2,781  $      1,680  $
   1,660  $      2,202  $        505  $        426
Cost Of Revenues ..............         (186)            (230)         (134)
     (49)         (248)          (32)           (2)
                                ------------     ------------  ------------
------------  ------------  ------------  ------------
Gross Profit ..................        1,838            2,551         1,546
   1,611         1,954           473           399
Total Operating Expenses ......      (27,042)(1)       (7,238)       (3,490)
  (1,156)       (1,596)         (284)         (402)
Other Income (Expense), Net ...          119               27          (108)
     (94)           34             5             8
Loss from Discontinued
  Operations ..................                                      (3,702)
Income taxes ..................         (310)             (60)          (38)
      (6)          (10)          (23)           (1)
                                ------------     ------------  ------------
------------  ------------  ------------  ------------
Net Income (Loss) ............. $    (25,395)(2)       (4,720) $     (5,792) $
     355  $        382  $        171  $          6
                                ------------     ------------  ------------
------------  ------------  ------------  ------------
Basic Income (Loss)
  Per Share(3) ................ $      (2.01)    $      (0.23) $      (0.29) $
    0.01  $       0.01  $       0.00  $       0.00
                                ============     ============  ============
============  ============  ============  ============
Diluted Income (Loss)
  Per Share(3) ................ $      (2.01)    $      (0.23) $      (0.29) $
    0.01  $       0.01  $       0.00  $       0.00
                                ============     ============  ============
============  ============  ============  ============
Weighted Average Common
  Shares ......................   12,644,751       20,604,095    22,180,180
33,805,512    46,736,224    46,375,062    47,203,527
                                ============     ============  ============
============  ============  ============  ============
CONSOLIDATED BALANCE SHEET
  DATA

Cash and Cash Equivalents ..... $      1,587     $        577  $        264  $
   1,022  $      1,468  $      1,713  $      1.433
Working Capital (Deficit) .....        2,092               83        (1,975)
     395         1,195         1,011         1,217
Total Assets ..................        4,141            3,165           893
   2,118         2,457         2,540         2,349
Advances From Related Parties .          113              113           857
     337           337           337           337
Total Shareholders' Equity
  (Deficit) ................... $      3,268     $      1,525  $     (1,553) $
     768  $      1,651         1,362  $      1,656

(1) Includes two one-time significant changes. Compensation Expense of $20,218,450 was recorded associated with the transfer of the Company's performance shares from Canadian Escrow into a new escrow arrangement which will provide for the release of the performance shares over the next six years. Based on the revised escrow arrangement, which primarily converts the escrow shares release from performance criteria to time-based criteria, the Company recorded compensation expense on the date the new escrow arrangement terms were accepted by the Company. Additionally, In-Process Research & Development ("IPR&D") expense of $679,684 related to the allocation of costs was incurred as a result of the MultiDisc Technologies, Inc. ("MDT") asset acquisition in June 1996.



(2) The Company incurred and paid Canadian income taxes in the amount of $249,000 during the year associated with the liquidation of Spatializer-Yukon, the Company's Canadian predecessor.


(3) Loss per share has been calculated based on the weighted average number of common shares outstanding including escrowed performance shares, which are factored into the calculation as of December 30, 1996, the date on which the British Columbia Securities Commission ("BCSC") issued its consent to the Company's revised escrow arrangement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


         The following discussion and analysis relates to the financial condition and results of operations of Spatializer Audio Laboratories, Inc. and subsidiaries (the "Company") for the quarter ending March 31, 2001, the year ended December 31, 2000 compared to the year ended December 31, 1999 and the year ended December 31, 1999 compared with the year ended December 31, 1998.


RESULTS OF OPERATIONS


FOR THE FIRST QUARTER ENDED MARCH 31, 2001 COMPARED TO THE FIRST QUARTER ENDING MARCH 31, 2000


REVENUES


Revenues for the three months ended March 31, 2001 were $426,000, compared to revenues of $506,000 in the comparable period last year, a decrease of 16%. The decrease in such revenues resulted primarily from royalties of $75,000 earned in the first quarter of 2000 for which there were no comparable revenue in the current period. This multi-year license agreement expired in June 2000 and was not renewable. Current quarter revenue was also negatively impacted by lower royalties earned from a PC account compared with the comparable period last year due to the licensee's decreased sales of PCs. This decrease was partially offset by increased royalties from Spatializer N-2-2 on higher DVD player and DSP sales by our licensees.



GROSS PROFIT



Gross profit for the three months ended March 31, 2001 was $399,000 (94% of revenue) compared to gross profit of $473,000 (94% of revenue) in the comparable period last year, a decrease of 16%. Gross profit decreased due to the decrease in revenue.



OPERATING EXPENSES



Operating expenses in the three months ended March 31, 2001 were $402,000 (94% of revenue) compared to operating expenses of $285,000 (56% of revenue) in the comparable period last year, an increase of 41%. The increase in operating expenses for the three months ended March 31, 2001 resulted primarily from increased corporate and research and development expense.



GENERAL AND ADMINISTRATIVE



General and administrative expenses in the three months ended March 31, 2001 were $151,000 (35% of revenue) compared to general and administrative expenses of $72,000 (14% of revenue)in the comparable period last year, an increase of 110%. The increase in general and administrative expense resulted from the initiation of an investor relations program, higher legal and financial reporting expenses.



RESEARCH AND DEVELOPMENT



Research and development expenses in the three months ended March 31, 2001 were $137,000 (32% of revenue) compared to research and development expenses of $113,000 (22% of revenue) in the comparable period last year, an increase of 21%. The increase in such expenses resulted primarily from higher engineering headcount in the current period as compared with the comparable period last year.



SALES AND MARKETING



Sales and marketing expenses in the three months ended March 31, 2001 were $114,000 (27% of revenue) compared to sales and marketing expenses of $100,000 (20% of revenue) in the comparable period last year, an increase of 14%. The increase in sales and marketing expense resulted primarily from greater international travel in the current period and marketing support expense as compared with the comparable period last year.



NET INCOME



Net Income in the three months ended March 31, 2001 was $6,000 (1% of revenues) compared to net income of $171,000 (34% of revenues) in the comparable period last year, a decrease of 96%. The decrease in net income was the result of the decrease in revenues and the increase in operating expenses.



FOR THE YEAR ENDED DECEMBER 31, 2000, COMPARED TO THE YEAR ENDED DECEMBER 31,
1999



REVENUES



         Revenues increased to $2,202,000 for the year ended December 31, 2000 compared to $1,660,000 for the year ended December 31, 1999, an increase of 33%. Revenues include license issuance fees and royalties pertaining to the licensing of Spatializer(R) audio signal processing designs and non-recurring engineering fees.



         The increase in revenues is attributed primarily to the inclusion of four quarters of royalties from a major account for which there was only one quarter of royalty and a non-recurring engineering fee in the prior year and increases in Spatializer N-2-2 running royalties from OEM DVD player sales. This increase in revenues was partially offset by decreases in per unit Spatializer N-2-2 royalties due to a volume-based sliding scale pricing structure with DSP foundries agreed to in prior years when the original agreements were made. By the beginning of the third quarter of 2000, pricing levels at the maximum volume levels were substantially achieved, resulting in a stabilization of the per unit royalty rate.



         Gross profit increased to $1,954,000 for the year ended December 3, 2000 compared to $1,612,000 in the comparable period last year. Gross margin decreased to 89% of revenue in the year ended December 31, 2000 compared with 97% of revenue for the comparable period last year. The increase in gross profit results from higher revenues in the current year, partially offset by lower gross margin. This decrease in the gross margin percentage reflects the restoration of Japan sales support which were reduced significantly in 1999 during the period of constrained liquidity. The Company maintains a high margin as the majority of revenues are from licensing and royalty activities, which have little or no associated direct costs.



OPERATING EXPENSES



         Operating expenses for the year ended December 31, 2000 increased to $1,595,000 (72% of sales) from $1,156,000 (70% of sales) for the year ended December 31, 1999, an increase of 38%. The increase in operating expenses result from expansion of the Company's research and development and sales and marketing efforts, which were curtailed in most of 1999 to minimal levels as a result of the period of constrained liquidity. With liquidity restored as a result of the December 1999 financing, the Company expanded its staff to more normalized levels and the increase was limited to 200 basis points of sales.



GENERAL AND ADMINISTRATIVE



         General and administrative costs increased to $599,000 for the year ended December 31, 2000 from $516,000 for the year ended December 31, 1999, an increase of 16%. The increase is primarily due to the retention of an investor relations firm and a local business tax settlement. General operating costs include rent, telephone, office supplies and stationery, postage, depreciation and similar costs.

RESEARCH AND DEVELOPMENT



         Research and Development costs increased to $540,000 for the year ended December 31, 2000, compared to $383,000 for the year ended December 31,1999, an increase of 41%. The increase in research and development expense was due additions to headcount throughout the year, search fees paid for certain engineers hired and expanded use of engineering consultants for specialized projects.



         In addition, the Company continued efforts to identify, validate, and develop new product ideas at DPI. Specific engineering efforts were directed toward a new version of Spatializer N-2-2(TM), optimization of technologies for the DigitalFX(TM) series and development of a new series of headphone algorithms.



SALES AND MARKETING



         Sales and marketing costs increased to $456,000 for the year ended December 31, 2000, compared to $257,000 for the year ended December 31, 1999, an increase of 77%. The increase results from the appointment of a public relations firm, formal trade show participation, increased customer visits and prospecting, support staff expansion and revision of marketing collateral materials.



NET INCOME



         Net Income increased to $382,000 for the year ended December 31, 2000, compared to net income of $355,000 for the year ended December 31, 1999, an increase of 8%. The improvement for the period is primarily the result of higher interest income and lower interest expense, partially offset by lower operating profit driven by lower gross margin and slightly higher overhead expenses as a percentage of sales.



FOR THE YEAR ENDED DECEMBER 31, 1999, COMPARED TO THE YEAR ENDED DECEMBER 31,
1998



REVENUES


         Revenues declined to $1,660,000 for the year ended December 31, 1999 compared to $1,680,000 for the year ended December 31, 1998, a decline of 1%. Revenues include license issuance fees and royalties pertaining to the licensing of Spatializer(R) audio signal processing designs and non-recurring engineering fees.


         The decrease in revenues is attributed primarily to the settlement in early 1998 of royalty claims from a licensee for which there was no comparable license settlement in the current fiscal year, competitive market pricing pressure and decreases in recurring royalties for the licensing of Spatializer audio technology reflecting weakness in the Japanese 3-D audio market. This was substantially offset by increases in royalties derived from DSP foundries and OEMs for the Company's N-2-2 technology and royalty and engineering fees from a new licensee in 1999.



         Gross profit increased to 97% in the year ended December 31, 1999 compared with 92% for the comparable period last year. This increase reflects the impact of the discontinuation of lower margin consumer products sales, and inventory write-downs on the remaining consumer products inventory to market in 1998, for which there was no comparable adjustment in 1999. The Company maintains a high margin as the majority of revenues are from licensing and royalty activities, which have little or no associated direct costs.


OPERATING EXPENSES

         Operating expenses for the year ended December 31, 1999 decreased to $1,156,000 from $3,490,000 for the year ended December 31, 1998, a decrease of 67%. The decrease in operating expenses result from the rationalization of overhead, particularly with regard to the corporate office, implemented in late September 1998, as part of the Company's strategic repositioning to focus exclusively on its core audio business.

         Based on this strategic refocusing, MultiDisc Technologies, Inc. is being treated as a discontinued operation for accounting purposes. Operating expenditures in 1999 were minimal and were accrued in the year ending December 31, 1998. Operating and wind down expenses of MultiDisc Technologies, Inc totaling $3,000,000 were excluded from 1998 operating expenses and presented separately as a discontinued operation. Total operating expenses of MultiDisc Technologies, Inc. for the year ended December 31, 1997 were $3,791,000.


GENERAL AND ADMINISTRATIVE


         General and administrative costs decreased to $516,000 for the year ended December 31, 1999 from $1,732,000 for the year ended December 31, 1998, a decrease of 70%. The decrease is primarily due to decreased payroll and payroll-related costs primarily related to the downsizing of the corporate office as a result of overhead rationalizations implemented beginning in September 1998. General operating costs include rent, telephone, office supplies and stationery, postage, depreciation and similar costs.


RESEARCH AND DEVELOPMENT

         Research and Development costs decreased to $383,000 for the year ended December 31, 1999, compared to $756,000 for the year ended December 31,1998, a decrease of 49%. The decrease in research and development expense was due to headcount attrition and a delay in efforts to fill open positions until additional working capital became available through the December Transactions.

         In addition, the Company continued efforts to identify, validate, and develop new product ideas at DPI. Specific engineering efforts were directed toward porting support of N-2-2(TM) -- Digital Virtual Surround technologies to current and potential licensees during the year and toward development of StreamFX, an Internet audio enhancement product and Vi.B.E., a virtual bass enhancement technology.

SALES AND MARKETING


         Sales and marketing costs decreased to $257,000 for the year ended December 31, 1999, compared to $1,002,000 for the year ended December 31, 1998, a decrease of 74%. The decrease results from headcount reductions effected in September 1998 and suspension of public relations, formal trade show participation and advertising efforts until the additional working capital became available through the December Transactions.


LOSS ON DISCONTINUED OPERATION

         There was no loss on discontinued operation in the year ended December 31, 1999, compared to a loss on discontinued operation of $3,702,000 for the year ended December 31, 1998. Expenditures for MDT were minimal in fiscal 1999 and were accrued in the year ended December 31, 1998. Loss on discontinued operation was comprised of the reclassification of $2,847,000 of the net MDT expenses and valuation adjustments of $855,000. The net expense primarily represented general and administrative, sales and marketing and research and development expenses for the period January 1 through September 30,1998. The Board of Directors announced the discontinued operation of MDT on September 25, 1998 and had preliminary indications from its banker and potential buyers that the sale of MDT's assets would not result in a loss to the Company. However, since no transaction had been consummated for the MDT assets as of the date on which the Company filed its annual report Form 10-K in April 1999, the Company elected to reserve for the contingency.

NET INCOME (LOSS)


         Net Income increased to $355,000 for the year ended December 31, 1999, compared to a net loss of $5,792,000 for the year ended December 31, 1998, an increase of 106%. The improvement for the period is primarily the result of overhead rationalization and corporate refocusing which began its implementation in September 1998 and the wind down costs of MDT in 1998, for which there were no such expenses in the current fiscal year.

LIQUIDITY AND CAPITAL RESOURCES



         At March 31, 2001, we had $1,433,000 in cash and cash equivalents as compared to $1,468,000 at December 31, 2000. The decrease in cash and cash equivalents is attributed to cash used in for the reduction in accounts payable and for the I.N. settlement. We had working capital of $1,217,000 at March 31, 2001 as compared with working capital of $1,195,000 at December 31, 2000. Our future cash flow will come primarily from the audio signal processing licensing business' Foundry and Original Equipment Manufacturers' ("OEM") royalties and common stock issuances including warrant and option exercises.



         At December 31, 2000, we had $1,468,000 in cash and cash equivalents as compared to $1,022,000 at December 31, 1999. The increase in cash and cash equivalents is attributed to cash provided by the exercise of warrants and options. We had working capital of $1,195,000 at December 31, 2000 as compared with a working capital of $395,000 at December 31, 1999. Our future cash flow will come primarily from the audio signal processing licensing business' Foundry and Original Equipment Manufacturers' ("OEM") royalties and from possible common stock issuances including warrant and option exercises. At December 31, 2000 we had eleven Foundry licensees, as compared with six Foundry licensees at December 31, 1999. We are actively engaged in negotiations for additional audio signal processing licensing arrangements which will generate additional cash flow without imposing any substantial costs on the Company.



         We have related party obligations of $225,000, convertible into Common Stock at our or Lender's option. The obligation matures in June 2001. The Company owed $337,500 to related parties as of December 31, 2000 and at December 31, 1999.



         On April 14, 1998, we entered into a private placement for up to $5 million of which $3 million was funded. In connection with the private placement, the Company authorized 100,000 shares of a new Series A, 7% Convertible Preferred Stock at a stated price of $50 per share and issued 60,000 shares for $3 million. In connection with the April funding, we issued purchase warrants, exercisable for three years and entitling the holders to acquire one share of the Company's common stock for each warrant. Of the warrants, 450,000 were issued and 150,000 warrants were issued to placement agents. The investor warrants are exercisable at 140% and the placement warrants are exercisable at 120%, respectively, of the average closing bid price of our common stock for the 10 days preceding the closing. In addition, cash placement fees of 10% were paid. A related party received 50,000 of the placement agent warrants and $100,000 of the placement agent cash fee for arranging $1 million of the $3 million investment. No additional investment above the initial $3 million was received under this placement. At December 31, 1999, 60,000 shares of Series A Convertible Preferred Stock, representing the entire placement had been converted into a total of 30,517,943 shares of our Common Stock, which are covered by Form S-1.



         On September 25, 1998, we announced that our Board of Directors was refocusing our business on the exploitation of our audio technologies, and, as noted above, to properly position the MultiDisc assets for sale. Currently we are actively pursuing licensing opportunities, including possible strategic alliances and capital funding opportunities based on its core audio technologies. In reaching its decision of September 25, 1998, we indicated that while we recognized the prospects of MultiDisc, the capital investment required to properly commercialize the technology was beyond our capacity and, therefore, we made the decision to seek a sale transaction. Effective as of that date, Steven D. Gershick resigned as chief executive officer of the Company and as president of MultiDisc Technologies, Inc., but continued to serve as chairman of the board and director of the Company until February 10, 2000. Henry R. Mandell, who joined the Company in March, 1998 as senior vice president finance was designated as interim chief executive officer to oversee all of the corporate activities, reporting to the Board of Directors, and continues in that capacity. Michael Bolcerek resigned as president of Desper Products, Inc. Mr. Mandell was elected as a director by the stockholders on February 10, 2000 and also was designated chief executive officer and chairman of the board.



         We responded to inquiries from NASDAQ and attended a hearing with respect to our continued listing on October 29, 1998 at which time we outlined our strategy for continued listing. In November,

1998, NASDAQ provided us with an extension and conditional listing until December 31, 1998 to provide evidence of compliance with all requirements for continued listing. On December 31, 1998, we informed NASDAQ that we would be unable to comply with these requirements. On January 5, 1999, our common stock was delisted from the NASDAQ SmallCap Market and, on the same day, commenced trading on the NASD Bulletin Board under the symbol "SPAZ".



         In December 1999, we completed a set of financial transactions (the "December Transactions") with certain existing holders of our equity and debt and with new institutional investors. The December Transactions included the private placement of 1,884,254 additional shares of our Common Stock ($1.05 million in new capital or $0.56 per share), the issuance of warrants to acquire 2,100,000 shares of Common Stock exercisable for three years at an exercise price of $.67 per share), the cancellation of 500,000 warrants to acquire Common Stock issued in that earlier financing, the conversion of $1 million of short term debt into a new Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") and the conversion of $225,000 of secured debt into secured convertible debt.


         In the December Transactions, $895,000 in short term loan advances from officers, directors and their affiliates and certain other securities holders, and accrued interest of $134,647, were restructured into the $1,000,000 in new Series B Preferred Stock. The Series B Preferred Stock, and any dividends therefrom not converted into cash, are convertible commencing in 2001 into restricted Common Stock at a 10% discount, based on the 10 day average closing bid price prior to the conversion, but subject to a minimum conversion of $.56 per share and a maximum of $1.12 per share. We have a three year option to redeem any Series B Preferred Stock, not sooner converted, in whole or in part, in cash.

         In the December Transactions, $225,000 of secured debt, including accrued interest, was converted into secured long term convertible debt. The long term debt is held by existing institutional investors and is secured by essentially all of our assets. The debt, and accrued interest, is convertible at our or the holder's options into registered Common Stock at a conversion price equal to the average 10 day closing bid price prior to conversion but subject to the same minimum and maximum conversion prices set for the Series B Preferred Stock.


         Funds generated by these financing activities as well as cash generated from our existing operations is expected to be sufficient for us to meet our operating obligations. However, given the recent weakness in the technology sector in general, the companies that integrate our technology into hardware and software applications are very conscious of additional cost items and are postponing additional license activities and new products. As a result, we have to expend greater efforts and maintain a flexible technology staff and capacity to develop products and attract deals and we need to be prepared for a slow down in licensing activities, all of which could reduce our cash flow and our ability to fund the needed development efforts.


NET OPERATING LOSS CARRY FORWARDS


         At December 31, 2000, the Company had net operating loss carry forwards for Federal income tax purposes. These net operating loss carry forwards are subject to an annual limitation of approximately $26,000,000 which are available to offset future Federal taxable income, if any, through 2013. Approximately $21,700,000 of these net operating loss carry forwards are subject to an annual limitation of approximately $1,000,000.


INFLATION


         We believe that the moderate inflation rate of the last several years has not impacted our operations.


THE ASIAN ECONOMIC CRISIS


         Approximately 60% of our revenues for the year ended December 31, 2000 were derived from foundries or OEM's based in Japan and other Asian countries. While the level of the Company's Asian business is material, the concentration of this Asian business with large, well capitalized entities such as Matsushita Electronics Corporation, Toshiba Corporation, Samsung and LG Electronics may tend to minimize any real or potential risk of concentration in this market.



COMPREHENSIVE INCOME



         The Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130"), in June 1997. FAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. FAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company adopted FAS No. 130 in the first quarter of fiscal year ended December 31, 1998.


                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP 98-1 did not have a material impact on the financial statements.

         In April, 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." The statement is effective for fiscal years beginning after December 15, 1998. The statement requires costs of start-up activities and organization costs to be expensed as incurred. We are required to adopt SOP 98-5 for the year ended December 31, 1999. The adoption of SOP 98-5 is not expected to have a material impact on our consolidated financial statements.

         The Financial Accounting Standards Board recently issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective date of FASB Statement No. 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under SFAS 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the (1) fair values of existing assets, liabilities, or firm commitments, (2) variability of case flows of forecasted transactions, or (3) foreign currency exposures on net investments in foreign operations. We are required to adopt SFAS No. 133 for the quarter ended September 30, 2000. The adoption of SFAS No. 133 is not expected to have a material impact on our consolidated financial statements.

         The Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," in June 1997. SFAS No. 130 establishes standards for reporting and presentations of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in members' equity, except those arising from transactions with members, and includes net income and net unrealized gains or losses on securities. There is no impact on our financial statements as a result of the implementations of SFAS No. 130. The Company adopted FAS No. 130 in the first quarter of fiscal year ended December 31, 1998.

                                    BUSINESS


OVERVIEW



         Spatializer Audio Laboratories, Inc. ("The Company" or "we") is a leading developer, licensor and marketer of next generation technologies for the consumer electronics, personal computing, enterprise computing and entertainment industries. Our position as a leading developer of next generation technologies is based on our strong relationships with brand leaders, such as Apple, Toshiba and Hitachi. We conduct our audio business through our parent company and our wholly owned subsidiary, Desper Products, Inc. ("DPI"). DPI has developed a full complement of patented and proprietary 3-D or virtual audio signal processing technologies directed to the consumer electronics and multimedia PC markets. We continue to expand our product offerings to take advantage of the emerging digital audio marketplace specifically for consumer products like Digital Versatile Disc ("DVD") players, portable mp3 players, digital televisions and digital home, portable and auto entertainment devices. As of December 31, 2000, more than 25 million licensed units had been shipped covering all of these applications. DPI's virtual audio signal processing technologies are currently incorporated in products offered by global brand leaders including in consumer electronics, Toshiba, Panasonic, JVC, Hitachi, Mitsubishi, Samsung, Sanyo, LG Electronics, Zenith, Sharp and Proton, in the PC multimedia marketplace by Apple Computer, among others, and on the Internet through software plug-ins for the WinAmp and Linux-based XMMS mp3 players. We are focused on broadening recognition for the Spatializer brand name through association with these and other globally recognized consumer electronics and multimedia computer brand leaders, and on broadening our audio technology and software base to position ourselves for continued growth. We believe that with the accelerating growth in the digital audio/video marketplace, the market for virtual audio technologies, and therefore for our products, is entering a new phase of opportunity.



         Our other wholly owned subsidiary, MultiDisc Technologies, Inc., ("MDT") formed in June 1996 when we acquired development stage optical disc storage and robotics assets and technologies from Home Theater Products, International, Inc., a debtor in possession, is now inactive. In September 1998, we announced our plan to refocus our business on the exploitation of our core audio technologies, suspend research and development at MDT and to properly position the MultiDisc assets for sale. Therefore, MDT has been accounted for as a discontinued operation. Since 1998 we have been unsuccessful in identifying a purchaser for this technology. This repositioning strategy recognized that the capital investment required to properly commercialize the MDT technology was beyond our current capacity. We believe this strategy provides a better opportunity to further solidify our position as a leading provider of virtual audio solutions, based on available capital resources.



         In December 1999, we completed the placement of $1 million of Common Stock, at no discount from market, the conversion of $1 million of short-term debt to new Series B Redeemable Convertible Preferred Stock and the restatement of $225,000 of existing secured debt to secured long-term debt (the "December Transactions"). The December Transactions significantly strengthened our balance sheet and restored working capital and shareholder's equity. The resulting liquidity allowed us to emerge from turnaround mode and to pursue growth and operating stability in 2000.



         Our executive offices are located at 20700 Ventura Boulevard, Suite 140, Woodland Hills, California 91364, Telephone (310) 227-3370. We maintain a Website at www.spatializer.com. We were incorporated in the State of Delaware in February, 1994.



DESPER PRODUCTS, INC. -- VIRTUAL AUDIO SIGNAL PROCESSING TECHNOLOGIES



         DPI has developed a suite of proprietary advanced audio signal processing technologies for the entire spectrum of applications falling under the general category of virtual audio. The objective in each product category is to create or simulate the effect of a multi-speaker sonic environment using two ordinary speakers (or headphones) for playback. The market for virtual audio is segmented into five broad categories of technology as identified in the listing below. Each of these technologies utilizes different underlying scientific principles in accomplishing its design objectives and is targeted to a specific class of consumer electronics or multimedia computer depending on the intended product use and functional capability of the product. DPI currently has other audio signal processing technologies under development which will serve to expand its market scope and partner product capabilities.


CATEGORY OF TECHNOLOGY                       PRODUCT CATEGORIES
   VIRTUAL AUDIO ENHANCEMENT
----------------------                       ------------------
   -------------------------
3-D Stereo                         Consumer electronics products providing
Surround Sound enhancement from
(Spatializer(R) 3-D Stereo)        stereo playback -- DVD Players, Stereo     an
ordinary stereo signal.
                                   TV's, VCR's, Stereo Components and
                                   Systems, Car Audio, Laptop and
                                   Desktop Multimedia Computers,
                                   Set-top Boxes.


Creation of spatially accurate multi-
Two-Speaker Virtualization         Products incorporating multi-channel
speaker cinematic audio experience
(Spatializer N-2-2(TM))            audio sources like Dolby Digital(R)
from two speakers, and headphones
Digital Virtual Surround           (AC-3), Dolby ProLogic(R) or MPEG-2.
utilizing discrete multi-channel audio
                                   Home Theater, DVD-Video, Multimedia
information.
                                   Computers utilizing DVD/MPEG and
                                   decoding.


Simulation of lower frequency
Bass Enhancement                   Consumer electronics products providing
response from speakers with relatively
(Vi.B.E.(TM))                      stereo playback -- DVD Players, Stereo
high low frequency capability.
                                   TV's, VCR's, Stereo Components and
                                   Systems, Ca Audio, Laptop and Desktop
                                   Multimedia Computers and Speakers.


Surround Sound and bass enhancement
Internet Audio Enhancement         Laptop and Desktop Multimedia              to
playback of ordinary MP3 files.
(Spatializer(R)                    Computers and portable music devices
StreamFX(TM))                      running MP3 media player Software.

Headphone Virtualization
Creation of spatially accurate multi-
(Spatializer Natural               Products incorporating multi-channel
speaker cinematic audio experience
Headphone(TM))                     audio sources like Dolby Digital(R)
from headphones utilizing discrete
Digital Virtual Surround           (AC-3), Dolby ProLogic(R), MPEG-2 or
multi-channel audio information.
                                   stereo. Home Theater, DVD-Video,
                                   Multimedia Computers utilizing
                                   DVD/MPEG Decoding or stereo.


LICENSED PRODUCTS


         Our current technology product applications are directed to (1) two-speaker and headphone virtualization of multi-channel audio for DVD players and home theater applications, (2) stereo and bass enhancement in consumer electronics products and multimedia PCs, and (3) downloadable software, purchased directly by consumers, delivering audio enhancement applications for PCs.



         1. Spatializer(R) 3D Stereo. Based upon proprietary and patented methods of stereo signal processing, the Company's Spatializer(R) 3-D Stereo technology is designed to create a vivid and expansive three-dimensional surround sound listening experience from any stereo source input using only two ordinary speakers. Along with professional audio quality and coherent stable sonic imaging, the technology includes the Company's unique DDP(TM) (Double Detect and Protect(TM)) algorithm. DDP(TM) continuously monitors the underlying stereo signal and dynamically optimizes spatial processing, avoiding deleterious sonic artifacts common in other systems and provides "set and forget" ease of use for consumers. First introduced in July 1994 by DPI, in the form of a 20 pin analog integrated circuit (IC) from Matsushita Electronics Corporation ("MEC"), the technology is now incorporated into low-cost, standard process ICs by four chip foundries (Matsushita, ESS Technologies, Inc., OnChip Systems and Luxsonor) for easy and inexpensive implementation in any consumer electronics or computer products utilizing stereo audio. The technology is currently available in both analog and digital formats. Matsushita introduced a new Spatializer IC design in 1999, offering the Spatializer 3-D Stereo effect in a simplified, lower cost package.


         2. Spatializer(R) N-2-2(TM) Digital Virtual Surround. In September 1996, DPI introduced Spatializer N-2-2, which the Company considers a "core", and "enabling" technology for DVD based home theater products and personal computers. Through outstanding performance and continuous enhancement, Spatializer N-2-2 has emerged as the "de facto standard" for virtual surround sound as measured by most brand adoptions and market share of such brands in the DVD player market. DVD is considered by many to be the single most important and fastest adopted consumer audio/computer technology ever introduced. The audio standards for DVD (based upon geographic region) are multi-channel audio formats (Dolby Digital(R) (AC-3) and MPEG-2) which carry six (or more) discrete (independent) channels of audio -- the front left and right channels, a center channel (for vocal tracks), two rear surround channels and a Low Frequency Effects (LFE or "sub-woofer") channel for sound effects. The Spatializer N-2-2 software- based algorithms permit spatially accurate reproduction of this multi-channel audio over any ordinary stereo system using two rather than the five or six speakers normally required in traditional home theater setups. Spatializer N-2-2 runs in real-time on general purpose Digital Signal Processing ("DSP") hardware platforms like those offered by C-Cube, Acer Labs, Inc., Motorola, VM Labs and Zoran; may be integrated with host based software-only MPEG-2 or DVD decoders (like WinDVD and DVDExpress, offered by Intervideo and Mediamatics, respectively, for the Intel(R) Pentium(R) microprocessors); and can be ported to any of the principal audio codecs or media processor/accelerator platforms performing Dolby Digital (AC-3) or MPEG-2 audio decoding. Spatializer N-2-2 has been approved by Dolby Laboratories and qualifies Spatializer licensees to use the newly created Dolby Digital VIRTUAL(TM) trademark on products incorporating the technology. We believe our Spatializer N-2-2 process will serve to widen and accelerate the market for DVD acceptance, because it delivers the full cinematic audio experience to ordinary consumers without the additional expense and complication of multi-speaker home theater playback systems.



         3. Spatializer(R) Vi.B.E(TM). In early 1999, DPI introduced Spatializer Vi.B.E., a virtual bass enhancement technology. Spatializer Vi.B.E. produces a dynamic bass response from even the lowest-end speakers or headphones. This is particularly important in enhancing the audio of all forms of portable digital audio devices. Spatializer Vi.B.E. uses proprietary technology to generate the perception of realistic bass frequencies that are unaffected by actual speaker system frequency response capability.



         4. Spatializer(TM) StreamFX(TM). First introduced by DPI in 1999, Spatializer StreamFX creates a dramatic and enveloping sound experience out of any pair of regular speakers or headphones when playing MP3 music files. Spatializer StreamFX utilizes Spatializer 3-D Stereo and is a long-time favorite of both movie and sound studios in addition to numerous audio product manufacturers. Combined with Vi.B.E., this product widens and deepens the soundfield to surround the listener with rich and ambient enhanced audio. A headphone option generates the same equally immersive experience over headphones creating a dramatic audio experience.



         5. Spatializer(R) Natural Headphone(TM). Spatializer Natural Headphone, introduced by DPI in March 2001, renders spatially accurate multiple speaker positions simulating the typical home theater or stereo arrangement through a headphone. The headphone algorithm delivers a high performance simulated surround sound experience, using a reasonable amount of processing power at a reasonable cost. Thus, this solution is equally practical and effective for both low-power portable devices and home theater applications. Unlike typical virtual surround sound headphone solutions, which rely heavily on reverberation which can sound unnatural, Spatializer Natural Headphone utilizes a combination of techniques to provide an expanded, yet natural sound field.

         In addition to these technologies, we offer a series of products introduced by DPI under the Spatializer DigitalFX(TM) brand, first introduced in early 2000. The Spatializer DigitalFX series is a comprehensive audio enhancement software solution based on the Company's Spatializer N-2-2 virtual surround sound technology and Spatializer Vi.B.E., the Company's virtual bass enhancement technology, combined with additional audio effects tailored and optimized for specific product applications. This powerful combination of technologies in a single product targeted for specific product applications provides a highly efficient and cost effective solution for the television, portable MP3, PDA, AV Receiver, PC and car audio markets.



         Spatializer Digital TVFX(TM) is a customized application of Spatializer technology optimized for digital and analog televisions with an on board digital signal processor. Spatializer integrates its original, patented 3D Stereo and N-2-2 technologies with speaker-compensation and Vi.B.E. bass enhancement algorithms. The digital processing of the stereo signal provides a striking and immersive audio experience while the virtual bass enhancement creates apparently deeper bass response from the small speakers utilized by most televisions. Optional reverb and equalizer features further enhance the audio experience. The result is a dramatic improvement to the overall audio soundfield provided by the television. Spatializer Digital TVFX is 100% digital, and applicable to any TV system with an embedded DSP.



         Spatializer Digital OntheGoFX(TM) is targeted specifically for portable MP3 player devices, including Personal Data Assistants (PDAs). According to industry analysts, the portable MP3 player market is expected to grow to 32 million units sold by 2003. Spatializer Digital OntheGoFX shares the same core 3D stereo technology as other members of the Spatializer DigitalFX series, but includes a highly effective headphone algorithm which produces an expanded headphone audio experience.. In addition, the included Vi.B.E technology is particularly effective in improving the limited bass response of inexpensive lightweight stereo headphones often incorporated into these devices. The algorithms are highly efficient, utilizing a minimal amount of MIPS any standard embedded DSP.



         Spatializer Digital PCFX(TM) combines the entire suite of respected Spatializer audio technologies into a single, comprehensive and cost effective software audio solution for the Wintel platform. Since the product runs on the host CPU, with minimal CPU utilization, no discrete chip is required. Spatializer Digital PCFX provides Spatializer 3-D stereo, Spatializer N-2-2 virtual surround sound for DVD playback, Vi.B.E virtual bass enhancement and enCompass(TM), Spatializer's positional audio technology for computer games utilizing the Microsoft DirectX(TM) API. Spatializer technology has been utilized by Apple Computer across their product platforms since October 1999.



         Spatializer Digital AVFX(TM) is tailored for AV Receivers equipped with a Dolby Digital decoder. Spatializer Digital AVFX provides Spatializer 3-D stereo, Spatializer N-2-2 virtual surround sound for DVD audio or video playback, Vi.B.E virtual bass enhancement and in the future, extensive room modeling and customized effects.



         Spatializer Digital AutoFX(TM) enhances the audio performance of DSP-based car stereo systems by delivering Spatializer's acclaimed 3-D stereo, bass enhancement, equalizer and reverb technology in a single solution. Optional positional audio voice cues for on board GPS and navigation systems, virtual surround sound for on board DVD player systems and space modeling will be offered as per customer requirements.


LICENSING ACTIVITIES


         We have traditionally licensed our technologies through semiconductor manufacturing and distribution licenses ("Foundry Licenses") with semiconductor foundries ("Foundries"). In turn, these Foundries manufacture and distribute integrated circuits ("ICs") or digital signal processors ("DSPs") incorporating Spatializer technology to manufacturers of consumer electronics and multimedia computer products ("OEMs").



         The terms of many of the Foundry Licenses are negotiated on an individual basis requiring the payment of a per unit running royalty according to sliding scales based upon cumulative volume. Some of the licenses call for the payment of an up-front license issuance fee either in lieu of, or in addition to the running royalty. Other agreements require the OEM customer, rather than the foundry, to pay the royalty. Per unit royalties are payable in the quarter following shipment from the Foundry to the OEM.


         OEMs who desire to incorporate these ICs into their products are required to enter into a license ("OEM Licenses") with us before they may purchase the ICs in quantity. Foundry Licenses generally have limited the sale of Spatializer ICs to OEMs who have entered into an OEM License with us. OEM licenses generally provide for the payment of a further per unit royalty by the OEM for OEM products incorporating a Spatializer IC ("Licensed Products") payable in the quarter following shipment by the OEM of its Licensed Products.

         In mid-1996, we modified our licensing program to ease the licensing process and accelerate cash flow by offering Foundries an alternative "Bundled Royalty" arrangement which permits the IC foundry to make a traditional component IC sale to an OEM without requiring the OEM to negotiate a separate royalty license agreement with the Company. In these situations, the IC Foundry is authorized to sell Spatializer ICs to OEMs, which enter into a simplified Logo Usage Agreement ("LUA"), or to be authorized customers in consideration for a higher ("bundled") per unit royalty from the IC Foundry. This license structure has relieved much of the licensing burden from the IC foundries and has resulted in an increase in License signings.


         In 2000, we began offering IC and DSP foundries the option of entering into a non-royalty bearing distribution agreement with us. Under this business model, the foundry offers Spatializer technology as an optional feature, promotes our technology in their sales materials and cooperates with the Spatializer sales force in closing license agreements for Spatializer technology with the OEM customer. This business model provides the foundry with an additional selling feature at no additional cost to the foundry. The OEM can obtain use of the technology directly from Spatializer without any additional mark-up from the foundry.



         In early 2001, we agreed with C-Cube Semiconductor II to unbundle the royalty on their DSPs in order to facilitate the licensing of multiple technologies to OEM manufacturers and to help ensure that their products remained highly competitive in the market. As such, on April 1, 2001, C-Cube's customers using Spatializer technology will enter into direct licenses with us. These agreements, with Samsung Electronics and LG Electronics have been closed.



         Because the Spatializer N-2-2 technology may be fully implemented in software to run in host based (Intel Pentium(R)) or general purpose DSP environments, no IC Foundry may be involved, as is the licensing arrangement with Apple Computer, Inc. In these situations, we will enter into royalty bearing licenses directly with the OEM. However, we may still pursue bundled agreements with DSP providers, if appropriate.



         We are currently negotiating new IC/DSP Foundry and OEM licenses for Spatializer N-2-2, Spatializer Vi.B.E., Spatializer 3-D stereo and combinations and optimizations of these technologies under the Spatializer DigitalFX series.



IC/DSP FOUNDRY LICENSES



         In 2000 and early 2001, VM Labs, Inc., MIPS Technologies, New Japan Radio Corporation ("NJRC"), Tvia, Inc. and Link Up Systems. entered into Foundry License or Distribution Agreements for Spatializer N-2-2 and or DigitalFX. All but the NJRC agreements were non-royalty bearing distribution agreements, with per unit royalties to be paid by the OEM customer.



         As of December 31, 2000, we have entered into eleven non-exclusive Foundry Licenses for its Virtual Audio Signal Processing technologies with Matsushita Electronics Corporation ("MEC"), ESS Technology, Inc. ("ESS"), OnChip Systems, Inc. ("OnChip"), C-Cube Technologies, Inc. ("C-Cube"), Acer Labs, Inc. ("Ali"), Luxsonor, VM Labs, Inc., MIPS Technologies, NJRC, Tvia, Inc. and Link Up

Systems. Many Foundry Licenses generally require the payment of per unit running royalties based upon a sliding scale computed on the number of Spatializer ICs or DSPs sold.



         As of December 31, 2000, more than 25 million ICs and DSPs incorporating Spatializer 3-D audio signal processing and N-2-2 digital virtual surround sound technology had been manufactured and sold.


OEM LICENSEES AND CUSTOMERS


         As of December 31, 2000, our technology has been incorporated in products offered by over 90 separate OEM Licensees and customers on various economic and business terms. Some of these OEM Licenses required a license issuance fee and/or a separate per unit royalty, while others were licensed under the LUA or were authorized customers under bundled royalty licenses with the IC foundries. The OEM licensees and customers offer a wide range of products, which include DVDs, car stereo systems, direct view TVs, wide screen and projection TVs, VCRs, powered speakers, portable audio systems ("Boomboxes"), HiFi stereo systems and components, computer sound cards and graphics accelerator cards, multimedia desktop personal computers, notebook computers, LCD projectors, multimedia computer monitors, and arcade pinball and video games.



         The following table is a partial list of the OEM Licensees and authorized customers as of December 31, 2000:



   PARTIAL LIST OF OEM LICENSEES OR CUSTOMERS
   ------------------------------------------
   Apple Computer Inc.                              NEC
   Compaq Computer Corp.                            Panasonic TV & VCR
(Matsushita Kotobuki
   Dell Computer Corp.                              Electronics Industries,
Ltd.)
   Digital Technology Systems Of California,        Panasonic Car Audio
(Matsushita
   Inc.                                             Communications Industrial
Co., Ltd.)
   Emerson                                          Proton Electronic Industrial
Co., Ltd.
   Fujitsu Computer Corp.                           Samsung
   Hewlett-Packard                                  Seiko Epson Corp.
   Hitachi, Ltd.                                    Sanyo Corp.
   Iiyama Electric Co., Ltd.                        Sharp Corp.
   Gateway Computer Corp.                           Toshiba DVD
   Golden Regent                                    Toshiba TV
   LG Electronics                                   Taisei Electric, Inc.
   JVC                                              Taiyo Electric Company, Ltd.
   Labtec Enterprises, Inc.                         Texas Instruments
   Mag Monitors                                     Theta Digital
   Marantz                                          VM Labs, Inc.
   Micron Computer Corp                             Zenith
   Mitsubishi Image and Information Works


HARDWARE PRODUCTS

         Sales of our professional and consumer hardware products to date have not generated significant revenues and we do not plan to manufacture these products in the future. Instead, we are focusing our attention on licensing these product designs to third parties and concentrating on software-only products and "plug-ins" for use with MP3 players for PC platforms and portable audio devices.


MULTIDISC TECHNOLOGIES, INC. -- NETWORK BASED MODULAR, SCALABLE COMPACT DISC/DVD SERVERS



         As its first effort to broaden our technology portfolio and capitalize on our strong relationships with manufacturers of consumer electronics and personal computer peripheral products, we acquired certain developmental stage technologies and assets from Home Theatre Products ("HTP"), for approximately $1,062,000 in June 1996 and formed a subsidiary, MDT. The MultiDisc transaction, which was implemented through a court-approved sale in the HTP bankruptcy proceeding, included an array of compact disc server robotics and software technologies in various stages of completion. The MultiDisc transaction was intended to position us for long term growth in a significant new market. Our intention was to license this technology or enter into third party manufacturing arrangements for sale of MDT CD/DVD changer products to OEMs.



         The MultiDisc transaction brought a unique combination of proprietary electromechanical designs, robotics, operating software, firmware, intellectual property, and engineering know-how and five patent applications acquired in the asset acquisition. MDT added an additional forty-seven patent applications filed with the United States Patent & Trademark Office ("USPTO") to bring the total to fifty-two patent applications filed.



         On September 25, 1998, we announced our plan to refocus our business on the exploitation of its core audio technologies and to properly position the MultiDisc assets for sale. The repositioning strategy recognized that the capital investment required to properly commercialize the MDT technology was beyond the Company's capacity. As a result, all operations, including research and development activities, were suspended and the Company has accounted for MDT as a discontinued operation. The Company has explored the sale of the business or the patent portfolio with interested parties, but to date, no transaction has been consummated.


REVENUES AND EXPENSES


         We generate revenues in its audio business from royalties pursuant to its Foundry, OEM, and other licenses, and from non-recurring engineering fees to port our technologies to specific licensees' applications. The Company's revenues, which totaled $2,201,812 in 2000, were derived almost entirely from Foundry and OEM license fees and royalties.


         We seek to maximize return on our intellectual property base by concentrating our efforts in very high margin licensing and software products and have eliminated our hardware product operations. Licensing operations have been managed internally by our personnel and through use of an international sales rep force.


         We had three major customers, C-Cube Technologies, Inc., Apple Computer, Inc. and Toshiba Corporation in 2000, each of whom accounted for greater than 10% of our total 2000 revenues. One OEM accounted for 36%, another accounted for 35% and one accounted for 14% of our royalty revenues during 2000. Two other accounts comprised 9% and 7% of total 2000 revenues. All other OEM's accounted for less than 1% of royalty revenues individually.



         In September, 1998, the U.S. Court of Appeals for the Federal Court upheld the U.S. District Court's ruling of August 1996, in which we prevailed in a 22-month legal battle over its 3-D Stereo intellectual property when the U.S. District Court granted the Company's motion for summary judgment against a competitor's assertions of patent infringement.. (See ITEM 3 -- LEGAL PROCEEDINGS, Page 8, for further detail). The uncertainties caused by the patent litigation had hindered our corporate results, particularly since licensing revenue depends upon OEM unit shipments, which follow three to four quarter production cycles. The resolution of this litigation contributed to the Company's ability to attract new licensing and financing arrangements and to reposition the Company for positive growth in profitability.



         In September 1998, we implemented cost cutting measures in conjunction with the suspension of our research and development activities at MDT and to further rationalize the overhead of DPI and the overall corporate structure in response to lower levels of operating performance. The result of these initiatives was to reduce 1999 operating costs from 1998 levels, which enabled the Company to achieve profitable operating results in 1999 and to remain profitable in 2000.

COMPETITION


VIRTUAL AUDIO SIGNAL PROCESSING MARKETPLACE


         We compete with a number of entities that produce various audio enhancement processes, technologies and products, some utilizing traditional two-speaker playback, others utilizing multiple speakers, and others restricted to headphone listening. These include the consumer versions of multiple speakers, matrix and discrete digital technologies developed for theatrical motion picture exhibition (like Dolby Digital(R), Dolby ProLogic(R), and DTS(R)), as well as other technologies designed to create an enhanced stereo image from two or more speakers.


         Our principal competitors in the field of virtual audio are QSound Labs, Inc. ("QSound") and SRS Labs, Inc In addition, some DSP foundries and OEMs have proprietary virtual audio technologies. In the future, our products and technologies also may compete with audio technologies and product applications developed by other companies including entities that have business relationships with the Company.



         We believe that we will favorably compete in this market because we offer a single source, complete suite of patented and proprietary 3D Stereo, interactive positional, and speaker virtualization technologies. By virtue of our specialized engineering and OEM support, we can offer a "turn-key" audio solution to OEMs who do not possess this expertise internally. In addition, the strength of our IC Foundry and OEM relationships and the Spatializer brand name recognition in the industry are other key differentiators between both our branded and unbranded competition.


PATENTS, TRADEMARKS AND COPYRIGHTS


         Our core signal processing technology is covered by our U.S. patent 5,412,731, issued May 2, 1995. On July 15, 1997, the Company filed a patent in the U.S. Patent office on our N-2-2(TM) intellectual property with the U.S. Patent Office. On March 20, 1998, we filed a patent on our enCompass V 2.0 technology with the U.S. Patent Office covering the Company's enCompass 2.0 positional audio gaming technology. In June 2000, we filed an additional patent application for our reduced cost/higher performance 3-D Stereo circuit design. Much of our intellectual property consists of trade secrets. We possess copyright protection for its principal software applications and has U.S. and foreign trademark protection for its key product names and logo marks.



         The MultiDisc transaction brought a unique combination of proprietary electromechanical designs, robotics, operating software, firmware, intellectual property, and engineering know-how and five patent applications acquired in the asset acquisition. MDT added an additional forty-seven patent applications filed with the United States Patent & Trademark Office ("USPTO") to bring the total to fifty-two patent applications filed. However, due to the absence of working capital and suspension of all operating activities of MDT, MDT cannot pursue these applications and some applications have lapsed. The core MDT data storage technology is covered by U.S. patents 5,774,431, 5,822,283, 5,886,960 and 5,886,974. MDT have either obtained or applied for U.S. trademark protection for its principal product names and logo marks.



         On September 25, 1998, we announced our plan to refocus our business on the exploitation of our core audio technologies and to properly position the MultiDisc assets for sale. The repositioning strategy recognized that the capital investment required to properly commercialize the MDT technology was beyond our capacity. As a result, operations, including all research and development activities were suspended and we have accounted for MDT as a discontinued operation.


EMPLOYEES


         We began 2000 with five full-time and six part-time employees and sales representatives and increased our staff to six full time and twelve part-time employees, consultants and sales representatives by December 31, 2000. At year-end, there were three full-time employees and two consultants engaged in research and development. We employ the services of outside professional consultants, particularly in the engineering area, due to the tight labor market for such professionals in Silicon Valley as well as the need for specialized expertise in the course of our business. None of our employees are represented by a labor union or are subject to a collective bargaining agreement. We consider our relations with our employees and consultants to be satisfactory.

                                   PROPERTIES



         Our executive office is located in Woodland Hills, California where we occupy approximately 900 square feet with an annual rent of approximately $32,000. The lease term on this space is month to month. During 2000, we also had leased facilities in Santa Clara, CA.

        Our corporate and operations office in Santa Clara, CA, is the primary location for our audio technology division, ("DPI"). We occupy approximately 2,700 square feet with an annual rent on a full service basis of approximately $75,000. The lease expires on November 30, 2002.



         We lease an apartment in Santa Clara, CA for use by the chief executive officer when away from the executive office. The annual rent on this apartment is approximately $18,000. The lease expires on July 31, 2001.


         We lease our space at rental rates and on terms which management believes are consistent with those available for similar space in the applicable local area. Our properties are well maintained, considered adequate and are being utilized for their intended purposes.

                                LEGAL PROCEEDINGS


         In February 1999, a complaint was filed in the Superior Court of Los Angeles County, Northwest District, by I.N. Associates, Inc., against the Company's wholly owned subsidiary, MultiDisc Technologies, Inc. ("MDT"), alleging breach of contract and fraud, and claiming $499,954 in damages, attorneys fees, interest and the costs of suit. MDT has answered and denied the claims. The matter was subject to a mediation preceding in March 2000, and has been settled. The settlement specifies that I.N. will be entitled to a cashless exercise of warrants for the 125,000 shares originally issued to them in 1997 and 1998, or a cash payment of $50,000 if the warrants remained unexercised. In January 2001, the cash payment was made and no further liabilities or contingencies exist.



         In connection with the downsizing of the Company, a number of employees were terminated and have filed, on various dates since the downsizing in 1998, various employment and compensation related claims with the various State labor authorities, all but two of which claims have either been settled or have been paid as of the date of this report. In February, 2000, an appeal was heard in the Superior Court of Orange County, California, relating to a claim filed by a former employee of MDT for back vacation pay and penalties. In March 2000, both parties agreed to dismiss the action as part of a settlement, which was not material to the financial statements for the period ended March 31, 2000. In July 2000, the Labor Commission of the State of California awarded $122,000 to a claimant arising from a claim for commissions over a three-year period. We appealed the order to the Superior Court of California, Santa Clara County, since, under California law, the Labor Commission order will have no effect on the court's consideration of the matter. On October 27, 2000, the matter was settled by mutual release and payment in an amount which was not material to the financial statements of the Company for the period ended September 30, 2000. Two former officers and employees of MDT initiated proceedings before the Labor Commissioner in 2000 seeking amounts allegedly due under their employment agreements, which claims, if resolved in favor of the claimants, could be material to the financial statements of the Company. The Labor Commissioner has postponed those proceedings. In that action, the claimants filed a motion to strike the MDT complaint under the California "anti-Slapp" legislation. The Court rejected that motion and the litigation is in the discovery stages. Separately, MDT has initiated litigation in the Superior Court, Orange County seeking declaratory relief to bar the labor claims, as well as return of intellectual property and unspecified damages for breaches of the former officers' and employees' employment agreements.



         We also anticipate that, from time to time, we may be named as a party to other legal proceedings that may arise in the ordinary course of its business.

                                   MANAGEMENT


NAME                          AGE                             POSITION
----                          ---                             --------
Henry R. Mandell...........   44        Chairman of the Board and Chief
Executive
                                        Officer -- 2/00 to date, Secretary --
9/98 to date.
                                        Chief Financial Officer -- 3/98 to date.
Stephen W. Desper..........   58        Director -- 7/92 to date.
                                        Chairman of the Board -- 7/92 to 12/95.
                                        Vice Chairman of the Board -- 12/95 to
date.
                                        Member of Audit Committee.
Carlo Civelli..............   52        Director -- 3/93 to date.
                                        Vice President Finance, Europe -- 8/91
to 3/95.
                                        Member of Audit Committee.
James D. Pace..............   45        Director -- 2/95 to date.
                                        Member of Committee -- 2/95 to date.
Gilbert N. Segel...........   68        Director -- 5/95 to date.
                                        Member of Audit and Compensation
                                        Committee -- 5/95 to date.


CORPORATE OFFICER AND DIRECTORS


         Carlo Civelli. Director since March 1993. VP Finance -- Europe from August 1991 to March 1995. Has extensive experience in financing emerging public companies. Managing director of Clarion Finanz AG, Zurich, Switzerland, for more than the last five years. Director and Financial Consultant to Clarion Finanz AG.



         Stephen W. Desper. Vice Chairman of the Board, Inventor. Mr. Desper devoted his full time for a number of years to developing and refining Spatializer(R) technology. Recording engineer, over twenty (20) years experience; Director of Engineering for The Beach Boys Organization. Acoustician, Acoustic Design and Noise Control Engineer. December, 1991 to December, 1995, Chairman of Spatializer Audio Laboratories, Inc. Since December, 1995 Vice Chairman of Spatializer Audio Laboratories, Inc. Inventor and President of Desper Products; Inc. ("DPI") from June 1986 to October, 1991. Vice President and Director of Research, DPI from October 1991 to December 1996.



         Henry R. Mandell. Chairman and Chief Executive Officer since February 2000. Interim Chief Executive Office from September 1998 to February 2000. Secretary since September 1998; Chief Financial Officer since March 1998; Senior Vice President, Finance from March 1998 until September 1998. Executive Vice President and Chief Financial Officer of The Sirena Apparel Group, Inc. from November 1990 to January, 1998 (The Sirena Apparel Group filed for protection under Chapter 11 of the Bankruptcy Code in June of 1999). Senior Vice President of Finance and Administration for Media Home Entertainment, Inc. from April 1985 to November 1990. Director of Finance and Accounting for Oak Media Corporation from June 1982 to April 1985. Senior Corporate Auditor for Twentieth Century Fox Film Corporation from June 1981 to June 1982. Mr. Mandell was a Senior Auditor for Arthur Young and Company from August 1978 to June 1981, where he qualified as a Certified Public Accountant.



         James D. Pace. Director since February 1995. Director of DPI since July 1992. For more than the last seventeen years, Mr. Pace has specialized in the introduction and distribution of new technologies into the professional recording and film industries. He has broad experience in various audio industries, including audio for DVD.

         Gilbert N. Segel. Director since May 1995. Mr. Segel has spent more than thirty (30) years as an independent business manager representing musical artists, film actors and entertainment industry entrepreneurs. Since 1985, he has concentrated on his personal investments and serves as a director of various private business and charitable enterprises.


COMPENSATION OF DIRECTORS


         None of the Company's Directors received any cash compensation or other arrangements for services provided in their capacity as Directors. However, the Company has granted stock options to Directors in that capacity. Under the 1995 Stock Option Plan, each Director who is not an employee of the Company is entitled to an automatic annual grant of an option to purchase 50,000 shares of Common Stock which are granted as options and are available for grant under the 1995 Stock Option Plan. Employee Directors may receive such a grant at the discretion of the Board of Directors. The Company issued such options to its employee and non-employee directors in January 2001 for the year 2000 period.


ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Members of the Board of Directors are elected by the holders of the Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.


         During fiscal 2000, the Board of Directors of the Company, which consisted of five (5) members, had four formal meetings and took various actions by written consent. All incumbent Directors of the Company were present at, or participated in taking actions for, one hundred percent (100%) of the meetings of the Board of Directors of the Company and the Committees on which he served.



COMPENSATION AND STOCK COMMITTEE



         The Compensation and Stock Option Committee of the Company (the "Compensation Committee") currently consists of Messrs. Pace and Segel, each of whom is a non-employee Director of the Company and a "disinterested person" with respect to the plans administered by such committee, as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for senior officers and employees of the Company. Except for plans that are, in accordance with their terms or as required by law, administered by the Board of Directors or another particularly designated group, the Compensation Committee also administers and implements all of the Company's stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee held two meetings in 2000. To the extent required by law, a separate committee of disinterested parties administers the 1996 Incentive Plan. No Compensation Committee interlock relationships existed in 2000.

                           SUMMARY COMPENSATION TABLE



       LONG TERM COMPENSATION

------------------------------------

          AWARDS            PAYOUTS

------------------------    --------

SECURITIES

   UNDER
                                           ANNUAL COMPENSATION
  OPTIONS/    RESTRICTED
                               ---------------------------------------------
    SARs        STOCK         LTIP
NAME AND PRINCIPAL POSITION    YEAR       SALARY        BONUS         OTHER
 GRANTED(#)    AWARDS($)     PAYOUTS
---------------------------    -----      --------      -------      -------
-----------   ----------     -------
Henry R. Mandell(1)            12/00      $200,000      $20,000      $ 9,000
Chief Executive                12/99      $175,000      $    --      $34,000
    N/A          N/A           N/A
  Officer



(1) Mr. Mandell became an employee of the Company in March 1998. He became Interim Chief Executive Officer of the Company on September 25, 1998, concurrent with the effective date of Mr. Gershick's resignation as President and Chief Executive Officer. He became Chairman and Chief Executive Officer in February 2000, with his base salary in 2000 set at $200,000 and he will be entitled to a bonus equal to 5% of the Company's income after taxes (not to exceed $100,000). The 500,000 options shown above were treated as having been fully vested at November 12, 1999 and at that time he was granted options to acquire 750,000 additional shares (250,000 shares exercisable at $.50 and immediately vested; 250,000 shares exercisable at $.55 to vest on November 12, 2000; and 250,000 shares exercisable at $.75 to vest on November 12, 2001). In addition, the 168,628 performance shares held by Mr. Gershick directly and the 674,516 performance shares were reallocated to Mr. Mandell. During 2000 he renounced ownership in 168,628 performance shares which were released on 2000 and in lieu thereof in January 2001 he was granted vested options to acquire 250,000 shares at an exercise price of $0.22 per share.


            OPTION/STOCK APPRECIATION RIGHT ("SAR") GRANTS DURING THE
                     MOST RECENTLY COMPLETED FINANCIAL YEAR


         The following table presented in accordance with the Securities Exchange Act of 1934, as amended ("the Exchange Act") and the Regulations thereunder sets forth stock options granted under the Company's Stock Option Plan ("the Stock Option Plan") during the most recently completed financial year to each of the Named Executive Officers:



                                          INDIVIDUAL GRANTS
                               ALTERNATIVE

------------------------------------------------------------------------
                      TO
                                                            MARKET VALUE
        POTENTIAL REALIZABLE    REALIZABLE
                                                                 OF
          VALUE AT ASSUMED        VALUE:
                                                             SECURITIES
           ANNUAL RATES OF        GRANT
              SECURITIES     % OF TOTAL                      UNDERLYING
                STOCK          VALUE DATE
                 UNDER      OPTIONS/SARs                      OPTIONS/
         PRICE APPRECIATION   -------------
               OPTIONS/      GRANTED TO     EXERCISE OR       SARs ON
          FOR OPTION TERM      GRANT DATE
                 SARs       EMPLOYEES IN     BASE PRICE    DATE OF GRANT
EXPIRATION   ---------------------    PRESENT
                GRANTED     FISCAL YEAR     ($/SECURITY)    ($/SECURITY)
DATE        5%($)        10%($)     VALUE $
              -----------   ------------    ------------   -------------
----------   --------      -------  ------------
All Others      400,000        100.0%          $0.19           $0.19
12/28/05     $20,997      $46,399      N/A


             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FINANCIAL YEAR
                    AND FINANCIAL YEAR-END OPTION/SAR VALUES


         The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all exercises of stock options/SARs granted during the year ended December 31, 2000 by each of the Named Executive Officers and the financial year-end value of unexercised options/SARs on an aggregated basis:


                          SECURITIES       AGGREGATE        UNEXERCISED
VALUE OF UNEXERCISED IN-THE-MONEY
                          ACQUIRED ON        VALUE        OPTIONS/SARS AT
OPTIONS/SARS AT FISCAL YEAR-END($)
NAME(1)                    EXERCISE         REALIZED      FISCAL YEAR-END
 EXERCISABLE/UNEXERCISABLE
-------                   -----------      ---------      ---------------
-----------------------------------
Henry R. Mandell........      N/A             N/A             250,000
     $10,500/$10,500


                         TEN-YEAR OPTION/SAR REPRICINGS


         During the year ended December 31, 2000 there were no repricings of stock options/SARs held by Henry R. Mandell, the only named executive officer:


EMPLOYMENT AGREEMENTS


         Effective November 12, 1999, the Company entered into a three-year employment agreement with Mr. Mandell to be the Company's Chief Executive Officer. In 2000, Mr. Mandell's salary was set at $200,000 and he will be entitled to a bonus equal to 5% of the Company's income after taxes (not to exceed $100,000). He is also entitled to reasonable travel and housing expenses while away from the Santa Clara, CA executive office on company business. In connection with the employment agreement, 500,000 options previously granted to Mr. Mandell were treated as having been fully vested at November 12, 1999 and at that time he was granted options to acquire 750,000 additional shares (250,000 shares exercisable at $.50 and immediately vested; 250,000 shares exercisable at $.55 which vested on November 12, 2000; and 250,000 shares exercisable at $.75 to vest on November 12, 2001). In addition, 168,628 performance shares held by Mr. Gershick, the former Chairman directly and the 674,516 performance shares were reallocated to Mr. Mandell. During 2000, Mr. Mandell renounced ownership in the 168,628 performance shares released in 2000. In lieu thereof, in January 2001, Mr. Mandell was granted an additional 250,000 options immediately exercisable at $.22 per share.


TRANSACTIONS WITH MANAGEMENT AND OTHERS


         During 2000, the Company was not a party to any transaction in which the amount involved exceeded $60,000 and in which any Director, executive officer, nominee for Director, security holder of more than 5% of the Company's voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.


                     INDEMNIFICATION AND PERSONAL LIABILITY
                            OF OFFICERS AND DIRECTORS

         Our Certificate of Incorporation contains a provision authorized by Delaware law which eliminates the personal liability of a director to us, or to any of our stockholders, for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. This provision has no effect on the availability of equitable remedies, such as an injunction or rescission for breach of fiduciary duty, including the duty of care. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


         Our bylaws obligate us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law, in respect of expenses, judgments, penalties, fines, and settlement of claims paid or incurred, including those resulting from liability under the 1933 Act, if the indemnitee acted in good faith and in what he or she reasonably believed to be in, or not opposed to, our best interest, and, in the case of criminal action, if the indemnitee had no reasonable cause to believe his or her conduct was unlawful. The right to indemnity conferred by the Bylaws is a contractual right.

         Such indemnification may be made against (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, us) arising out of a position with us (or with some other entity at our request), and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by, or in the right of, us, unless the director or officer is found liable to us and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

         In certain circumstances, Delaware law permits advances to cover such expenses before a final determination that indemnification is permissible. Delaware law requires indemnification for expenses in certain circumstances and, in others, requires that the indemnification be approved by a majority vote of directors not involved in the event. In certain actions brought by or on behalf of us against a person, indemnification of that person is available only after a judicial determination by the Court in which the matter was heard. To the extent that an indemnitee is successful in the defense of any proceeding, he or she is entitled to be indemnified against actual and reasonable expenses incurred in connection with such defense. Our bylaws establish procedures pursuant to which such a determination may be made.

         Delaware law permits us to enter into written agreements confirming (and in certain cases, extending our obligations to) the purchase of insurance on behalf of any of our directors, officers, employees or agents or other corporation, partnership, joint venture, trust or other enterprise whether or not we would have the power to indemnify such insured under Delaware law, against liabilities arising out of their positions with us. To date, we have not obtained any such insurance.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS


       The following table sets forth information (except as otherwise indicated by footnote) as to shares of Common Stock owned as of June 29, 2001 or which can be acquired in sixty days, by (i) each person known by management to beneficially own more than five percent (5%) of the Company's outstanding Common Stock, (ii) each of the Company's Directors, and officers, (iii) all executive officers and Directors as a group. On June 29, 2001 there were 47,406,939 shares outstanding.



                                                                      AMOUNT AND
NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                               BENEFICIAL
OWNERSHIP           CLASS
---------------------------------------
--------------------         ----------
DIRECTORS AND OFFICERS
Carlo Civelli(2)(3)(4)......................................
4,013,458                  8.4%
Stephen W. Desper(3)(4).....................................
1,594,002                  3.4%
Henry Mandell(3)(4)(5)......................................
2,239,516                  4.7%
James D. Pace(3)(4).........................................
366,997                    *
Gilbert N. Segel(3)(4)......................................
250,000                    *
All directors and executive officers as a group
     (5 persons)(4)(6)......................................
8,463,973                 18.0%


-------------------
* Indicates that the percentage of shares beneficially owned does not exceed one percent (1%) of the class.



(1) Each of the Directors and officers named can be reached at the Company's executive offices located at 20700 Ventura Boulevard, Suite 140, Woodland Hills, CA 91364, except for Carlo Civelli, whose address is Gerbergasse 5, Zurich, 8023, Switzerland. The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.



(2) Carlo Civelli controls Clarion Finanz AG, a non-reporting investment company. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by them, and all additional shares over which he either currently exercises full or partial control, without duplication through attribution.


(3) Includes an aggregate of 1,320,210 performance shares held in escrow as of June 29, 2001, as follows: Carlo Civelli, 417,264 shares; Stephen W. Desper, 578,903 shares; Gilbert N. Segel 33,000; James D. Pace 38,008 and Henry Mandell 252,944. Includes 50,000 vested options granted to each Director on January 2, 2001, and exercisable at $0.22 per share.



(4) Calculation includes options and warrants to purchase 2,043,800 shares exercisable at various prices from $0.09 to $3.26 per share, and expiring on various dated from February, 2000 to January 2006.



(5) Includes 1,550,000 options and warrants held by Mr. Mandell of which 1,255,000 are vested, and 1,250,000 are exercisable at various prices from $.125 to $1.00 and the 250,000 options granted in January 2001 are exercisable at $0.22. The options and warrants have varying expiration dates of which the final such expiration date is January, 2006.



(6) In November 1999, the Board of Directors approved, subject to the finalization of appropriate documentation, the reallocation of the 674,516 performance shares held in escrow for Steven D. Gershick to Henry
       R. Mandell and the transfer among Mr. Gershick, the Company and Mr. Mandell of the 168,628 performance shares previously released from escrow to Mr. Gershick. The documentation was finalized and Mr. Gershick exercised or allowed to have cancelled all remaining options. Accordingly, during 2000, 168,628 performance shares were released from escrow for Mr. Mandell but he renounced this release and in January 2001 he was granted options to acquire 250,000 shares in lieu of the performance shares.

                              SELLING STOCKHOLDERS



       The shares of Common Stock offered hereunder are to be offered for sale, from time to time, by persons acquiring them in private placements, or who may acquire the shares on exercise, from time to time, of Warrants or Options held by them. The shares offered also include the performance shares which have been released to date and which have not been sold by the holders as well as the performance shares released in June of 2001.



       The following tables set forth the names and addresses of each of the Listed Selling Stockholders, other than officers and directors (who have an address at the Company), indicate their relationship to us or our predecessors and specify security ownership at June 29, 2001. The security ownership of the participants in the December Transactions, Steven D. Gershick, Henry R. Mandell and Brand Farrar are stated to give effect to the termination of Mr. Gershick's ownership of performance shares and the issuance of these shares to Mr. Mandell and the issuance of shares in the December Transactions and to Brand Farrar. The tables show security ownership before and after giving effect to the sale of Common Stock registered hereunder.




                                     PERCENTAGE

                                  OWNERSHIP AFTER

PERCENTAGE        SECURITIES TO BE    OFFERING, IF ALL

OWNERSHIP        RETAINED, IF ALL       REGISTERED
                                     CATEGORY OF SHARES         SHARES
BEFORE             REGISTERED          SECURITIES
NAME AND RELATIONSHIP             BENEFICIALLY OWNED(1)(2)      OFFERED
OFFERING(2)(3)     SECURITIES ARE SOLD     ARE SOLD(3)
---------------------             ------------------------      -------
--------------     -------------------  ----------------
Henry R. Mandell...............     Shares --     684,516       421,572
4.7%                 10,000               3.7%
Chief Executive Officer,            Escrow --     674,516       421,572
                   252,944
Chief Financial Officer,           Options --   1,550,000             0
                 1,550,000
Secretary and Director            Warrants --       5,000         5,000
                         0
                                     Total --   2,239,516       426,572
                 1,812,944

Carlo Civelli..................     Shares --   3,870,958       695,440
8.7%              3,175,518               7.3%
Director(4)                         Escrow --   1,112,704       695,440
                   417,264
                                   Options --     150,000             0
                   150,000
                                  Warrants --           0             0
                         0
                                     Total --   4,013,458       695,440
                 3,318,018

Stephen W. Desper..............     Shares --   1,370,202       791,299
2.9%                      0               1.2%
Director                            Escrow --   1,157,806       578,903
                   578,903
                                   Options --     223,800             0
                   223,800
                                     Total --   1,594,002       791,299
                   802,703

Gilbert N. Segel...............     Shares --     150,000        55,000
 *                 100,000                 *
Director                            Escrow --      88,000        55,000
                    33,000
                                   Options --     100,000             0
                   100,000
                                  Warrants --           0             0
                         0
                                     Total --     250,000        55,000
                   195,000

James D. Pace..................     Shares --     186,997        63,589
 *                 123,408                 *
Director                            Escrow --     101,597        63,589
                    38,008
                                   Options --     180,000             0
                   180,000
                                  Warrants --       5,000         5,000
                         0
                                     Total --     366,997        68,589
                   308,408

Lufeng Investments Ltd.........     Shares --     179,453       179,453
 *                       0                 *
                                  Warrants --     200,000       200,000
 *                       0                 *
                                     Total --     379,453       379,453
                         0

                         0


Bank Insinger de Beaufort......
Herengracht 551                   Warrants --     500,000       500,000
                         0
1017 BW Amsterdam                    Total --     500,000       500,000
                         0
The Netherlands

Brand Farrar & Buxbaum LLP.....     Shares --      55,000        55,000
 *                       0                 *
515 South Flower Street              Total --      55,000        55,000
                         0
Suite 3500
Los Angeles, CA  90071


                                    PERCENTAGE

                                  OWNERSHIP AFTER

PERCENTAGE        SECURITIES TO BE    OFFERING, IF ALL

OWNERSHIP        RETAINED, IF ALL       REGISTERED
                                     CATEGORY OF SHARES         SHARES
BEFORE             REGISTERED          SECURITIES
NAME AND RELATIONSHIP             BENEFICIALLY OWNED(1)(2)      OFFERED
OFFERING(2)(3)     SECURITIES ARE SOLD     ARE SOLD(3)
---------------------             ------------------------      -------
--------------     -------------------  ----------------

 *                                         *
Romofin AG.....................   Warrants --     500,000       500,000
                         0
Burglestrasse 6                      Total --     500,000       500,000
                         0
8027 Zurich, Switzerland

CPR (USA) Inc. ................
 *                                         *
101 Hudson St., 37th Floor        Warrants --     450,000       450,000
                         0
Jersey City, NJ  07302               Total --     450,000       450,000
                         0

LibertyView Funds, L.P.........
 *                                         *
Hemisphere House                  Warrants --     360,000       360,000
                         0
9 Church Street                      Total --     360,000       360,000
                         0
Hamilton, Bermuda HMDX

LibertyView Fund, LLC .........
 *                                         *
101 Hudson St., 37th Floor        Warrants --      90,000        90,000
                         0
Jersey City, NJ  07302               Total --      90,000        90,000
                         0

MDC Group, Inc.................
 *                                         *
1900 Wazee Street                 Warrants --     100,000       100,000
                         0
Suite 202                            Total --     100,000       100,000
Denver, CO  80202



----------


(1) Each of the Directors and officers named can be reached at the Company's executive offices located at 20700 Ventura Boulevard, Suite 140, Woodland Hills, CA 91364, except for Carlo Civelli, whose address is Gerbergasse 5, Zurich, 8023, Switzerland. The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.



(2) "Shares" includes shares, Non-Escrowed and Escrowed Performance Shares of Common Stock. "Escrow" means Escrowed Performance Shares, including Performance Shares which were released from Escrow during 2001. "Warrants" includes Warrants which are currently exercisable or exercisable within 60 days of the date hereof. "Total" includes Shares and Options and Warrants which are currently exercisable or exercisable within 60 days of the date hereof Escrowed Performance Shares which were released from Escrow during 2001 are included as "Shares Offered" being registered for resale by the respective holders.




(3) Denominator includes all shares reserved for issuance to the specified person on exercise of Warrants which are exercisable within 60 days of the date hereof.



(4) Clarion Finanz AG is a non-reporting investment company controlled by Carlo Civelli. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by either, and all additional shares over which either currently exercises full or partial control, without duplication through attribution.


*      Denotes less than 1% ownership.

                              PLAN OF DISTRIBUTION


       The shares of Common Stock held by the Selling Stockholders may be offered by them in varying amounts and transactions, from time to time, including through the facilities of the OTC Bulletin Board or such other exchange or reporting system where the Common Stock may be traded, at prices then obtainable and satisfactory to them so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, none of the Selling Stockholders has made any arrangements with a broker or dealer concerning the offer or sale of the Common Stock as of the date of this prospectus. We will receive the proceeds from the exercise of Warrants but the Selling Stockholders, not we, will receive the net proceeds of any sales of their Common Stock hereunder after payment of any discounts and commissions. We have paid the professional fees and related costs of this registration statement from our general funds.


REGISTRATION RIGHTS OF CERTAIN SELLING STOCKHOLDERS

       We have granted certain registration rights with respect to Common Stock to the Selling Stockholders who are not our affiliates and who acquired 2,181,930 shares of Common Stock (in the December Transactions and in private placements) or who could acquire 2,475,000 shares issuable on exercise of Warrants issued in the December Transactions (the "Registrable Shares"). We also have agreed that if we propose to register any of our securities under the 1933 Act in connection with the public offering of such securities for cash, including the performance shares, as released, (other than a registration relating solely to the sale of securities pursuant to a Rule 145 transaction) it will allow those holders to have their Registrable Securities included in such registration statement. We have agreed to bear all registration expenses in connection with the registration of the Registrable Securities other than underwriting commissions.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


       Our authorized capital consists of 65,000,000 shares of Common Stock (par value U.S. $.01) of which 47,406,939 were outstanding at June 29, 2001, exclusive of the 2,210,000 shares reserved for issuance on exercise of outstanding Warrants and 4,120,070 shares reserved for issuance on exercise of outstanding Options and 1,000,000 shares of Preferred Stock (par value U.S. $.01) of which 150,000 preferred shares are designated as Series B 10% Redeemable Convertible
Preferred Stock. As of March 31, 2001, there were 87,967 shares of Series B 10% Redeemable Convertible Preferred Stock outstanding.


COMMON STOCK


       All of the issued shares of our Common Stock are fully paid and non-assessable. Subject to the release and performance conditions relating to Escrowed Performance Shares, all of the shares of Common Stock rank equally as to voting rights, participation in the distribution of our assets on a liquidation, dissolution or winding-up and the entitlement to dividends. Each share of Common Stock entitles the holder to one vote. In the event of our liquidation, dissolution or winding-up or other distribution of our assets, the holders of the Common Stock will be entitled to receive, on a pro-rata basis, all of the assets remaining after we have paid our liabilities. Subject to the rights granted to holders of Preferred Stock, and the limitations on Escrowed Performance Shares, holders of the Common Stock are entitled to dividends only when and to the extent declared by the Board of Directors.



       Of the 47,406,939 shares of Common Stock currently issued and outstanding as of June 29, 2001, 5,611,700 have been classified as Escrowed Performance Shares (of which 1,683,511 were released on

June 22, 2001). The performance shares are held in escrow by our transfer agent, Computershare Investor Services, and will be released under the modification arrangements.



       We have Options outstanding which could result in the issuance of up to approximately 2.26 million shares of additional Common Stock and have Warrants outstanding which could result in the issuance of up to approximately 2.21 million additional shares of Common Stock. The Options have been granted to officers, directors and employees and the Warrants have been issued in private placements and as payment for services rendered. Warrants are non-transferable and adjusted in the event of a share consolidation or subdivision or other similar change to our capital. See "Executive Compensation" in our Annual Report on Form 10-K or in our Proxy materials for further information with respect to the Options.


       In December 1999, we completed a set of financial transactions (the "December Transactions") with certain existing holders of our equity and debt and with new institutional investors. The December Transactions included the private placement of 1,884,254 additional shares of our Common Stock ($1.05 million in new capital or $0.55725 per share), the issuance of warrants to acquire 2,100,000 shares of Common Stock exercisable for three years at an exercise price of $.67 per share), the cancellation of 500,000 warrants to acquire Common Stock issued in that earlier financing, the conversion of $1 million of short term debt into a new Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") and the conversion of $225,000 of secured debt into secured long term convertible debt.

       In the December Transactions, $895,000 in short term loan advances from officers, directors and their affiliates and certain other securities holders, and accrued interest of $134,647, were restructured into the $1,000,000 in new Series B Preferred Stock. The Series B Preferred Stock, and any dividends therefrom not converted into cash, are convertible commencing in 2001 into restricted Common Stock at a 10% discount, based on the 10 day average closing bid price prior to the conversion, but subject to a minimum conversion of $.56 per share and a maximum of $1.12 per share. We have a three year option to redeem any Series B Preferred Stock, not sooner converted, in whole or in part, in cash.

       In the December Transactions, $225,000 of secured debt, including accrued interest, was converted into secured long term convertible debt. The long term debt is held by existing institutional investors and is secured by essentially all of our assets. The debt, and accrued interest, is convertible at our or the holder's options into registered Common Stock at a conversion price equal to the average 10 day closing bid price prior to conversion but subject to the same minimum and maximum conversion prices set for the Series B Preferred Stock. Also, concurrently with the December Transactions, 55,000 shares were allocated to Brand Farrar & Buxbaum LLP ("Brand Farrar") in payment of a portion of its legal fees.

PREFERRED STOCK GENERALLY

       The Board of Directors is authorized to issue, without stockholder action, up to 1,000,000 shares of Preferred Stock. Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.


SERIES A PREFERRED STOCK


       In connection with a private placement in April 1998, the Board of Directors authorized the issuance of up to 100,000 shares of Series A, 7% Convertible Preferred Stock ("Series A Preferred Stock") with a par value of $.01 per share and a stated value of $50.00 per share, with a 7% per annum dividend. In the April 1998 private placement, 60,000 shares were issued. None of the Series A Preferred Stock is currently outstanding.

SERIES B PREFERRED STOCK


       In connection with the December Transactions, the Board of Directors authorized the issuance of up to 150,000 shares of Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") with a par value of $0.01 per share and a stated value of $10.00 per share, with a 10% annual dividend. In the December Transactions 102,967 shares of Series B Preferred were issued.


       The Series B Preferred Stock ranks: (i) prior to all of our Common Stock, and (ii) prior to any class or series of capital stock created after the Series B Preferred Stock (unless such future class specifically, by its terms, ranks on parity with the Series B Preferred Stock), and (iii) junior to any class or series of capital stock created before the Series B Preferred Stock, in each case as to distributions of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary (all such distributions being referred to together as "Distributions"). The Series B Preferred Stock will bear a 10% per annum cumulative dividend, payable out of assets legally available therefor, at the Conversion Date (as defined below) in cash or Common Stock at the Conversion Price (as defined below), at our option. No dividends shall be paid on the Common Stock or any other subsequently issued stock prior to the payment of dividends on the Series B Preferred Stock.

       In the event of any liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive a liquidation preference of $10.00 per share plus any accrued and unpaid dividends, subject to adjustments for certain change of control and normal corporate reclassifications and to pro rata distributions in the event that assets are insufficient to fully fund the liquidation preference. Holders of the Series B Preferred Stock have a right to convert their shares, at their option on or after December 29, 2000. The date we receive a notice of conversion from a shareholder shall be treated as a "Conversion Date."

       The conversion price shall be determined on the Conversion Date and shall equal ninety percent of the average of the closing bid prices of Common Stock for ten consecutive trading days ending on the trading day immediately preceding the Conversion Date. The conversion price may not be lower than the average of the closing bid prices of Common Stock for the ten consecutive trading days ending one trading day prior to December 29, 1999 (the "Floor Price") or be higher than 200% of the Floor Price.


       After giving effect to the Series B Preferred Stock, we have 750,000 shares of Preferred Stock remaining reserved for issuance all of which shares which could be issued with terms calculated to delay or prevent a change in control or to make removal of management more difficult. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control without any further action by the stockholders or discouraging bids for our Common Stock at a premium because the purchasers would not be in a position to limit certain future capital transactions through the issuance of Preferred Stock. In addition, we believe that conversions of future issuances of Preferred Stock could discourage market interest in our Common Stock because of the dilutive effects on the capital structure and possible price pressure and market overhang because of a potential sale of the Common Stock into the market. If the future preferred stock were to be issued with conversion features that set the conversion price of the preferred stock at less than current market, it could discourage interest in our Common Stock and could have the effect of decreasing the market price of the Common Stock.


APPLICATION OF CALIFORNIA CORPORATIONS CODE

       Although incorporated in Delaware, our business has been conducted through our operating subsidiaries in the State of California. Section 2115 of the California Corporations Code ("Section 2115") provides that certain provisions of the California Corporations Code shall be applicable to a corporation organized under the laws of another state to the exclusion of the law of the state in which it is incorporated, if the corporation meets certain tests regarding the business done in California and the number of its California shareholders.

       An entity such as Spatializer can be subject to Section 2115 even though we do not ourselves transact business in California if, on a consolidated basis, the average of the property factor, payroll factor and sales factor is more than fifty percent (50%) deemed to be in California during its latest full income year and more than one-half of our outstanding voting securities are held of record by persons having addresses in California.
Section 2115 does not apply to corporations with outstanding securities listed on the New York or American Stock Exchange, or with outstanding securities designated as qualified for trading as a national market security on NASDAQ, if such corporation has at least 800 beneficial holders of its equity securities. We currently are deemed to be subject to Section 2115.

DELAWARE CORPORATE GOVERNANCE ISSUES

       As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover provision which generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination has been approved by the directors and shareholders as provided in our Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws incorporate the provisions of Section 203. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock and approval of the holders of at least two-thirds of the voting stock is required to alter, amend or repeal the foregoing provisions.

       We have adopted certain provisions to limit the ability of stockholders to change corporate management. Our Certificate of Incorporation contains provisions which classifies the Board of Directors and provides that Board members may only be removed for cause and with the approval of the holders of two-thirds of the voting stock. The Certificate of Incorporation adopts the interested stockholder provisions described above. While these or similar provisions are commonly adopted by public corporations formed under Delaware law, such provisions may allow management to retain their positions with us and may discourage third parties from attempting to acquire control of us. As a result, our stockholders may have reduced opportunities to sell their stock in transactions where third parties are seeking an interest in us and such third parties may be discouraged from undertaking transactions to acquire a significant interest in us.

                         SHARES ELIGIBLE FOR FUTURE SALE


       As of June 29 2001 and including the effect of the December Transactions, there were 47,406,939 shares of Common Stock outstanding and 2,210,000 shares reserved for issuance on exercise of outstanding Warrants and 4,120,070 shares reserved for issuance on exercise of outstanding Options, representing in the aggregate a fully diluted total of 53,737,009 shares. Of that total, approximately 8.5 million, or 17%, were held by persons who are officers or directors including 1,683,511 of Escrowed Performance Shares.


                                  LEGAL MATTERS


       The validity of the Common Stock offered hereby have previously been passed upon for us by McDermott Will & Emery and Brand Farrar & Buxbaum LLP. See Exhibits 5.1 and 5.2 to the registration statement of which this prospectus is a part.


                                     EXPERTS


       The consolidated financial statements of Spatializer Audio Laboratories, Inc. and subsidiaries as of December 31, 2000, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 have been included herein in reliance upon the report of Farber & Hass LLP independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

       This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, part of which has been omitted in accordance with the rules and regulations of the SEC. In addition, the registration statement and this prospectus incorporate by reference certain materials previously filed with the SEC. You should read the exhibits carefully for provisions that may be important to you. We became subject to the reporting requirements imposed under the Securities Exchange Act of 1934 (the "1934 Act") on August 21, 1995, and have filed all reports required to be filed since such date.

       We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois, and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov".


       Upon request, we will provide copies of materials on file at the SEC to stockholders and any person to whom a prospectus is delivered, including material incorporated herein by reference. Requests should be made orally or in writing to Spatializer Audio Laboratories, Inc. 20700 Ventura Boulevard, Suite 140, Woodland Hills, CA 91364, Attention: Secretary, telephone (310) 227-3370.

                          INDEX TO FINANCIAL STATEMENTS





        Quarterly Statements for period Ended March 31, 2001 (unaudited)



Consolidated Balance Sheet                                            F-1

Consolidated Statement of Operations                                  F-2

Consolidated Statement of Cash Flow                                   F-3

Consolidated Statement of Shareholders' Equity                        F-4

Notes to Consolidated Statements                                      F-5

Statements for Year Ended December 31, 2000

Independent Auditor's Report                                          F-9

Consolidated Balance Sheet                                            F-10

Consolidated Statement of Operations                                  F-11

Consolidated Statement of Cash Flow                                   F-12

Consolidated Statement of Shareholders' Equity                        F-13

Notes to Consolidated Statements                                      F-14

                              FINANCIAL STATEMENTS
                        FOR QUARTER ENDED MARCH 31, 2001



                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES



                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



                                     ASSETS




       MARCH 31,        DECEMBER 31,

         2001               2000

     ------------       ------------
Current Assets:
     Cash and Cash Equivalents .................................................
     $  1,432,634       $  1,467,988
     Accounts Receivable, net ..................................................
          449,116            506,558
     Prepaid Expenses and Deposits .............................................
           28,254             26,458

     ------------       ------------
         Total Current Assets ..................................................
        1,910,004          2,001,004
Property and Equipment, net ....................................................
           92,887            108,061
Intangible Assets, net .........................................................
          303,585            302,789
Other Assets ...................................................................
           42,372             45,170

     ------------       ------------
Total Assets ...................................................................
     $  2,348,848       $  2,457,024

     ============       ============

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Notes Payable .............................................................
     $         --       $         --
     Notes Payable to Related Parties ..........................................
          337,742            337,742
     Accounts Payable ..........................................................
           40,205             51,782
     Accrued Wages and Benefits ................................................
           24,847             61,390
     Accrued Expenses ..........................................................
           99,861             99,595
     Net Liabilities of Discontinued Operation .................................
          189,984            255,840

     ------------       ------------
         Total Current Liabilities .............................................
          692,639            806,349

     ------------       ------------
Shareholders' Equity:
    Series B, 10% Redeemable Convertible Preferred shares, $.01 par value,
       1,000,000 shares authorized, 87,967 and 102,967 shares issued and outstanding at March 31, 2001 and December 31, 2000, respectively .......
              880              1,030
    Common shares, $.01 par value, 65,000,000 shares authorized, 47,401,939 and
       47,087,971 shares issued and outstanding at March 31, 2001 and
       December 31, 2000, respectively .........................................
          471,194            470,880
     Additional Paid-In Capital ................................................
       46,404,728         46,404,892
     Accumulated Deficit .......................................................
      (45,220,593)       (45,226,127)

     ------------       ------------
         Total Shareholders' Equity ............................................
        1,656,209          1,650,675

     ------------       ------------

     $  2,348,848       $  2,457,024

     ============       ============

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES



                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                   (UNAUDITED)



                                                       FOR THE THREE MONTH
PERIOD ENDED

--------------------------------
                                                          MARCH 31,
MARCH 31,
                                                            2001
2000
                                                        ------------
------------
Revenues:
     License Revenues ............................      $         --       $
    --
     Royalty Revenues ............................           425,000
505,000
     Product Revenues ............................             1,081
   650
                                                        ------------
------------
                                                             426,081
505,650
         Cost of Revenues ........................            27,500
32,477
                                                        ------------
------------
         Gross Profit ............................           398,581
473,173
     Operating Expenses:
     General and Administrative ..................           150,897
72,188
     Research and Development ....................           137,322
113,194
     Sales and Marketing .........................           113,703
99,535
                                                        ------------
------------
                                                             401,922
284,917
                                                        ------------
------------
         Operating Profit ........................            (3,341)
188,256
Interest and Other Income ........................            17,857
13,670
Interest and Other Expense .......................            (8,481)
(8,124)
                                                        ------------
------------
                                                               9,376
 5,546
                                                        ------------
------------
     Income Before Income Taxes ..................             6,035
193,802
     Income Taxes ................................              (500)
(23,271)
                                                        ------------
------------
     Net Income ..................................      $      5,535       $
170,531
                                                        ============
============
Basic and Diluted Income Per Share ...............      $       0.00       $
  0.00
                                                        ============
============
         Weighted Average Shares Outstanding .....        47,203,524
46,375,062
                                                        ============
============

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES



                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                   (UNAUDITED)



                                                                    THREE MONTHS
ENDED MARCH 31,

-----------------------------
                                                                        2001
         2000
                                                                    -----------
     -----------
Cash Flows from Operating Activities:
     Net Income ..............................................      $     5,534
     $   170,532
     Adjustments to reconcile net income to net cash
        provided by (used in) operating activities:
         Depreciation and Amortization .......................           21,870
          20,929
     Net Change in Assets and Liabilities:
         Accounts Receivable and Employee Advances ...........           57,442
         238,902
         Inventory ...........................................               --
              --
         Prepaid Expenses and Deposits .......................           (1,796)
           9,164
         Accounts Payable ....................................          (11,577)
         (98,527)
         Changes in Discontinued Operation ...................          (65,856)
         (82,542)
         Accrued Liabilities .................................          (33,479)
         (66,367)
                                                                    -----------
     -----------
Net Cash Provided By (Used In) Operating Activities ..........          (27,862)
         192,091
                                                                    -----------
     -----------
Cash Flows from Investing Activities:
     Purchase/Disp of Property and Equipment .................               --
             499
     Increase in Capitalized Patent and Technology Costs .....           (7,492)
              --
                                                                    -----------
     -----------
Net Cash Provided By (Used in) Investing Activities ..........           (7,492)
             499
                                                                    -----------
     -----------
Cash flows from Financing Activities:
     Issuance of Preferred Shares, Net .......................               --
              --
     Issuance of Common Shares, Net ..........................               --
              --
     Exercise of Options .....................................               --
              --
     Exercise of Warrants ....................................               --
              --
     Issuance of Notes Payable ...............................               --
              --
     Issuance of Related Party Payable .......................               --
              --
     Repayment of Notes Payable ..............................               --
              --
                                                                    -----------
     -----------
Net Cash Provided by Financing Activities ....................               --
              --
                                                                    -----------
     -----------
Increase (Decrease) in Cash and Cash Equivalents .............          (35,354)
         192,590
Cash and Cash Equivalents, Beginning of Period ...............        1,467,988
       1,021,998
                                                                    -----------
     -----------
Cash and Cash Equivalents, End of Period .....................      $ 1,432,634
     $ 1,214,588
                                                                    ===========
     ===========
Supplemental Disclosure of Cash Flow Information:
     Cash paid during the period for:

         Interest ............................................      $     2,811
     $     2,811
         Income Taxes ........................................               --
           2,400
                                                                    ===========
     ===========

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES



                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                   (UNAUDITED)



                                  SERIES B, 10% CONVERTIBLE
                                       PREFERRED SHARES           COMMON SHARES
                                  -------------------------
-----------------------                                      TOTAL
                                   NUMBER OF                   NUMBER OF
       ADDITIONAL       ACCUMULATED  SHAREHOLDERS'
                                     SHARES      PAR VALUE      SHARES     PAR
VALUE  PAID-IN-CAPITAL      DEFICIT       EQUITY
                                  ------------   ----------  -----------
---------  ---------------   ------------  ------------
Balance, December 31, 2000 ......   102,967       $ 1,030     47,087,971   $
470,880    $ 46,404,892    $(45,226,127) $  1,650,675

Issuance of Preferred Shares,
  Net ...........................        --            --             --
 --              --              --            --

Options Exercised ...............        --            --             --
 --              --              --            --

Warrants Exercised ..............        --            --             --
 --              --              --            --

Options Issued for Services .....        --            --             --
 --              --              --            --

Conversion of Preferred
  Shares, Net ...................   (15,000)         (150)       313,968
314            (164)             --            --

Net Income ......................        --            --             --
 --              --           5,534         5,534
                                  ---------       -------    -----------
---------    ------------    ------------  ------------

Balance, March 31, 2001 .........    87,967       $   880     47,401,939   $
471,194    $ 46,404,728    $(45,220,593) $  1,656,209
                                  ---------       -------    -----------
---------    ------------    ------------  ------------

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)    NATURE OF BUSINESS



Spatializer Audio Laboratories, Inc. and subsidiaries (the "Company", "our" and "we") are in the business of developing and licensing technology.



Our wholly owned subsidiary Desper Products, Inc. ("DPI") is in the business of developing proprietary advanced audio signal processing technologies and products for consumer electronics, entertainment, and multimedia computing.



Our wholly owned subsidiary, MultiDisc Technologies, Inc. ("MDT") was in the business of developing scaleable, modular compact disc ("CD") and digital versatile disc ("DVD") server technologies associated with a network based CD/ DVD server for internet and intranet applications. Operations of MDT were discontinued in the fourth quarter of 1998. Our efforts to sell these assets, though continuing, have not been successful to date.



(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Basis of Presentation The interim consolidated financial statements of the Company are condensed and do not include some of the information necessary to obtain a complete understanding of the financial data. Management believes that all adjustments necessary for a fair presentation of results have been included in the unaudited consolidated Financial Statements for the interim periods presented. Operating results for the three-month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. Accordingly, your attention is directed to footnote disclosures found in the December 31, 2000 Annual Report and particularly to
Note 2 which includes a summary of significant accounting policies.



Basis of Consolidation The consolidated financial statements include the accounts of Spatializer Audio Laboratories, Inc. and its wholly owned subsidiary, Desper Products, Inc. MultiDisc Technologies, Inc. has been presented as a discontinued operation. All significant intercompany balances and transactions have been eliminated in consolidation.



Revenue Recognition We accrue revenues based on licensee royalty reports, management estimates and reports from third parties. While management endeavors to minimize the use of estimates, any deviation from estimates utilized are adjusted in the subsequent quarter. Royalty income reported is based on the shipment of product incorporating the related technology by the original equipment manufacturer or foundries.



Research and Development Expenditures We expense research and development expenditures as incurred.



(3)    LOSS PER SHARE



On December 31, 1997, the Company retroactively adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") which replaces the presentation of primary and fully diluted earnings
(loss) per share with a presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings
(loss) per share is computed similarly to fully diluted earnings (loss) per share pursuant to the Accounting Principles Board ("APB") Opinion No. 15. The following table presents contingently issuable shares, options and warrants to purchase shares of common stock that were outstanding during the three month periods ended March 31, 2001 and 2000 which were not included in the computation of diluted loss per share because the impact would have been antidilutive or insignificant:



                                          2001                    2000
                                        ---------               ---------
Options .................               2,329,133               2,353,134
Warrants ................               2,730,000               2,730,000
                                        ---------               ---------
      Total .............               5,059,133               5,083,134
                                        =========               =========



(4)    COMPREHENSIVE INCOME



The Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130"), in June 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. We adopted SFAS No. 130 on January 1, 1998. Comprehensive income (loss) is the change in equity of a business enterprise during a period from transactions and all other events and circumstances from non-owner sources. Other comprehensive income (loss) includes foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. We did not have components of other comprehensive income during the three-month periods ended March 31, 2001 and 2000. As a result, comprehensive income is the same as the net income for the three-month periods ended March 31, 2001 and 2000.



(5)    SEGMENT REPORTING



The Financial Accounting Standards Board issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), in June 1997. SFAS No.131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. It replaces the "industry segment" concept of SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, with a "management approach" concept as to basis for identifying reportable segments. SFAS 131 is effective for financial statements for fiscal years beginning after December 15, 1997. We adopted SFAS 131 in December 1997. At March 31, 2001, we have only one operating segment, DPI, the Company's Audio Signal Processing business.



(6)    MAJOR CUSTOMERS



A substantial portion of our licensing and royalty revenues are derived from three major customers. The following customers comprised greater than 10% of total revenues during the three months ended March 31, 2001 and 2000:



                                               2001            2000
                                               ----            ----
Customer A ..............................       36%             40%
Customer B ..............................       33%             25%
Customer C ..............................       17%             10%

(7)    CONTINGENCIES



LEGAL



       In February 1999, a complaint was filed in the Superior Court of Los Angeles County, Northwest District, by I.N. Associates, Inc., against the Company's wholly owned subsidiary, MultiDisc Technologies, Inc. ("MDT"), alleging breach of contract and fraud, and claiming $499,954 in damages, attorneys fees, interest and the costs of suit. MDT has answered and denied the claims. The matter was subject to a mediation preceding in March 2000, and has been settled. The settlement specifies that I.N. will be entitled to a cashless exercise of warrants for the 125,000 shares originally issued to them in 1997 and 1998, or a cash payment of $50,000 if the warrants remained unexercised. In January 2001, the cash payment was made and no further liabilities or contingencies exist.



       In connection with the downsizing of the Company, a number of employees were terminated and have filed, on various dates since the downsizing in 1998, various employment and compensation related claims with the various State labor authorities, all but two of which claims have either been settled or have been paid as of the date of this report. In February, 2000, an appeal was heard in the Superior Court of Orange County, California, relating to a claim filed by a former employee of MDT for back vacation pay and penalties. In March 2000, both parties agreed to dismiss the action as part of a settlement, which was not material to the financial statements for the period ended March 31, 2000. In July 2000, the Labor Commission of the State of California awarded $122,000 to a claimant arising from a claim for commissions over a three-year period. We appealed the order to the Superior Court of California, Santa Clara County, since, under California law, the Labor Commission order will have no effect on the court's consideration of the matter. On October 27, 2000, the matter was settled by mutual release and payment in an amount which was not material to the financial statements of the Company for the period ended September 30, 2000. Two former officers and employees of MDT initiated proceedings before the Labor Commissioner in 2000 seeking amounts allegedly due under their employment agreements, which claims, if resolved in favor of the claimants, could be material to the financial statements of the Company. The Labor Commissioner has postponed those proceedings. In that action, the claimants filed a motion to strike the MDT complaint under the California "anti-Slapp" legislation. The Court rejected that motion and the litigation is in the discovery stages. Separately, MDT has initiated litigation in the Superior Court, Orange County seeking declaratory relief to bar the labor claims, as well as return of intellectual property and unspecified damages for breaches of the former officers' and employees' employment agreements.



We also anticipate that, from time to time, we may be named as a party to other legal proceedings that may arise in the ordinary course of its business.



(8)    SALE OF PREFERRED STOCK



       In the December 1999, $895,000 in short term loan advances from officers, directors and their affiliates and certain other securities holders, and accrued interest of $134,647, were restructured into the $1,000,000 in new Series B Preferred Stock. The Series B Preferred Stock, and any dividends therefrom not converted into cash, are convertible commencing in 2001 into restricted Common Stock at a 10% discount, based on the 10 day average closing bid price prior to the conversion, but subject to a minimum conversion of $.56 per share and a maximum of $1.12 per share. We have a three year option to redeem any Series B Preferred Stock, not sooner converted, in whole or in part, in cash.



(9)    SALE OF COMMON STOCK



       In December 1999, we completed a set of financial transactions (the "December Transactions") with certain existing holders of our equity and debt and with new institutional investors. The December Transactions included the private placement of 1,884,254 additional shares of our Common Stock ($1.05 million in new capital or $0.56 per share), the issuance of warrants to acquire 2,100,000 shares of Common Stock exercisable for three years at an exercise price of $.67 per share), the cancellation of 500,000 warrants to acquire Common Stock issued in the April 1998 financing. The placement of common shares was at no discount to market. We have registered these shares and warrants for resale under Form S-1, as required by the placement documents.



(10)   DISCONTINUED OPERATIONS



In September, 1998, the Board of Directors approved a plan to refocus corporate activities on our core audio business, Desper Products, Inc. In conjunction to this strategic refocusing, we permanently suspended operations of MDT and placed the business and its related patent portfolio up for sale. We are accounting for the on-going operating and termination expenses of MDT as a discontinued operation.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Spatializer Audio Laboratories, Inc.:



       We have audited the accompanying consolidated balance sheets of Spatializer Audio Laboratories, Inc. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 2000, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spatializer Audio Laboratories, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flow for each of the years in the three year period ended December 31, 2000, 1999 and 1998 in conformity with generally accepted accounting principles.


/s/ FARBER & HASS LLP


Oxnard, California
March 20, 2001

                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS



DECEMBER 31,       DECEMBER 31,

    2000               1999

------------       ------------
Current Assets:
    Cash and Cash Equivalents .............................................
$  1,467,988       $  1,021,998
    Accounts Receivable ...................................................
     506,558            687,595
    Prepaid Expenses and Deposits .........................................
      26,458             22,640

------------       ------------
        Total Current Assets ..............................................
   2,001,004          1,732,233
Property and Equipment, net ...............................................
     108,061            132,803
Intangible Assets, net ....................................................
     302,789            207,793
Other Assets ..............................................................
      45,170             45,170

------------       ------------

$  2,457,024       $  2,117,999

============       ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Notes Payable .........................................................
$          0       $     14,149
    Notes Payable to Related Parties ......................................
     337,742            337,742
    Accounts Payable ......................................................
      51,782            234,118
    Accrued Wages and Benefits ............................................
      61,390             53,136
    Accrued Expenses ......................................................
      99,595            291,117
    Net Liabilities of Discontinued Operation .............................
     255,840            419,600

------------       ------------
        Total Current Liabilities .........................................
     806,349          1,349,862

------------       ------------

    Commitments and Contingencies
Shareholders' Equity:
    10% Series B Convertible Redeemable Preferred shares,
      $0.01 par value, 1,000,000 shares authorized, 102,967
      shares issued and outstanding at December 31, 2000 and
      1999, respectively ..................................................
       1,030              1,030
    Common shares, $0.01 par value, 65,000,000 shares
      authorized, 47,087,971  and 46,174,970 shares issued
      and outstanding at December 31, 2000 and 1999,
      respectively ........................................................
     470,880            461,750
    Additional Paid-In Capital ............................................
  46,404,892         45,913,503
    Accumulated Deficit ...................................................
 (45,226,127)       (45,608,146)

------------       ------------
        Total Shareholders' Equity ........................................
   1,650,675            768,137

------------       ------------

$  2,457,024       $  2,117,999

============       ============



           See accompanying notes to consolidated financial statements

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                           YEAR
ENDED DECEMBER 31,

--------------------------------------------------
                                                                  2000
    1999                1998
                                                              ------------
------------       ------------
Revenues:
    Product Revenues, Net ..............................
                   $     39,496
    Licensing Revenues .................................
                        663,522
    Royalty Revenues ...................................      $  2,201,812
$  1,660,371       $    976,697
                                                              ------------
------------       ------------
                                                                 2,201,812
   1,660,371          1,679,715
        Cost of Revenues ...............................           248,217
      48,780            134,190
                                                              ------------
------------       ------------
                                                                 1,953,595
   1,611,591          1,545,525
                                                              ------------
------------       ------------
Operating Expenses:
    General and Administrative .........................           599,291
     515,843          1,722,097
    Research and Development ...........................           540,269
     383,176            755,899
    Sales and Marketing ................................           455,901
     257,017          1,001,747
                                                              ------------
------------       ------------
                                                                 1,595,461
   1,156,036          3,489,743
                                                              ------------
------------       ------------
        Operating Income ...............................           358,134
     455,555         (1,944,218)
                                                              ------------
------------       ------------
Interest Income ........................................            64,857
       3,401             27,672
Interest Expense .......................................           (34,122)
    (102,468)           (84,723)
Other Income (Expense), Net ............................             3,140
       4,804            (50,955)
                                                              ------------
------------       ------------
                                                                    33,855
     (94,263)          (108,006)
                                                              ------------
------------       ------------
        Income (Loss) from Continuing Operations .......           392,019
     361,292         (2,052,224)
        Loss from Discontinued Operations ..............
                     (3,701,599)
                                                              ------------
------------       ------------
    Income (Loss) Before Income Taxes ..................           392,019
     361,292         (5,753,823)
    Income Taxes .......................................           (10,000)
      (6,500)           (38,238)
                                                              ------------
------------       ------------
    Net Income (Loss) ..................................      $    382,019
$    354,792       $ (5,792,061)
                                                              ============
============       ============
    Basic and Diluted Income Per Share:
        Continued Operations ...........................      $        .01
$        .01       $       (.12)
        Discontinued Operations ........................
                           (.17)
                                                              ------------
------------       ------------
                                                              $        .01
$        .01       $       (.29)
                                                              ============
============       ============
        Weighted Average Shares Outstanding ............        46,736,224
  46,375,062         46,375,062
                                                              ============
============       ============



           See accompanying notes to consolidated financial statements

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            YEAR
ENDED DECEMBER 31,

-----------------------------------------------
                                                                    2000
     1999              1998
                                                                -----------
 -----------       -----------
Cash Flows from Operating Activities:
    Net Income (Loss) ....................................      $   382,019
 $   354,792       $(5,792,061)
    Adjustments to Reconcile Net Income (Loss) to Net
      Cash Provided (Used) by Operating Activities:
        Depreciation and Amortization ....................           85,969
     103,564           126,334
        Discontinued Operations ..........................
                       962,060
        Deferred Transactions Costs ......................
                       146,529
        Loss on Disposal of Property and Equipment .......
                        50,308
        Options and Warrants Issued for Services .........           30,000
                        56,030
    Net Change in Assets and Liabilities:
        Accounts Receivable and Employee Advances ........          181,037
    (558,583)          798,675
        Inventory ........................................
       7,993            85,257
        Prepaid Expenses and Deposits ....................           (3,818)
      16,521            31,112
        Other Assets .....................................
     (12,993)
        Accounts Payable .................................         (182,335)
    (101,667)          102,737
        Accrued Expenses and Other Liabilities ...........         (183,268)
    (360,718)          503,007
        Discontinued Operations ..........................         (163,760)
    (114,291)          (66,796)
                                                                -----------
 -----------       -----------
Net Cash Provided (Used) by Operating Activities .........          145,844
    (665,382)       (2,996,808)
                                                                -----------
 -----------       -----------
Cash Flows from Investing Activities:
    Purchase of Property and Equipment ...................          (40,489)
     (16,365)          (43,079)
    Proceeds from Disposal ...............................              500
                        20,400
    Intangible Assets ....................................         (116,235)
      (6,740)          (34,350)
    Deferred Transactions Costs
    Discontinued Operations ..............................
                      (238,025)
                                                                -----------
 -----------       -----------
Net Cash Provided By Financing Activities ................         (156,224)
     (23,105)         (295,054)
                                                                -----------
 -----------       -----------
Cash flows from Financing Activities:
    Issuance of Common and Preferred Shares, Net .........
   1,959,627         2,611,474
    Exercise of Options and Warrants .....................          470,519
       7,208            45,954
    Notes and Amounts Due to (from) Related Parties ......
    (519,757)          745,000
    Proceeds (Repayments) on Line of Credit ..............
                      (400,000)
    Discontinued Operations ..............................
                       (20,501)
    Repayments/Termination of Notes Payable ..............          (14,149)
        (647)           (3,424)
                                                                -----------
 -----------       -----------
Net Cash Provided by Financing Activities ................          456,370
   1,446,431         2,978,503
                                                                -----------
 -----------       -----------
Increase (Decrease) in Cash and Cash Equivalents .........          445,990
     757,944          (313,359)
Cash and Cash Equivalents, Beginning of Year .............        1,021,998
     264,054           577,413
                                                                -----------
 -----------       -----------
Cash and Cash Equivalents, End of Year ...................      $ 1,467,988
 $ 1,021,998       $   264,054
                                                                ===========
 ===========       ===========
Supplemental Disclosure of Cash Flow Information:
    Cash paid during the period for:
        Interest .........................................      $    11,250
 $    11,250       $    26,370
        Income Taxes .....................................      $     2,569
 $     6,500       $    35,838



           See accompanying notes to consolidated financial statements

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                          SERIES
B, 10%
                                         SERIES A, 7% CONVERTIBLE
CONVERTIBLE
                                             PREFERRED SHARES
PREFERRED SHARES
                                         ------------------------
---------------------

                                           NUMBER OF                 NUMBER OF
                                            SHARES     PAR VALUE      SHARES
PAR VALUE
                                         ------------  ----------    ---------
---------
Balance, January 1, 1998................

Issuance of Preferred Shares, Net.......     60,000      $  600

Issuance of Common Shares, Net..........

Options Issued for Services.............

Options Exercised.......................

Conversion of Preferred Shares..........    (7,100)         (71)

Net Income..............................                     --           --
       --
                                         ---------       ------      -------
---------
Balance, December 31, 1998..............     52,900      $  529

Issuance of Preferred Shares, Net.......

Issuance of Common Shares, Net..........

Options Exercised.......................

Conversion of Preferred Shares..........   (52,900)        (529)

Net Income..............................
                                         ---------       ------      -------
---------
Balance, December 31, 1999..............         0            0      102,967
$   1,030

Options Exercised.......................

Warrants Exercised......................

Stock Issued for Services...............

Net Income..............................
                                         ---------       ------      -------
---------
Balance, December 31, 2000..............         0            0      102,967
$   1,030
                                         =========       ======      =======
=========




                                                         COMMON SHARES

-------------------------------------------

                                 TOTAL
                                           NUMBER OF
ADDITIONAL         ACCUMULATED      SHAREHOLDERS'
                                            SHARES       PAR VALUE
PAID-IN-CAPITAL        DEFICIT           EQUITY
                                           ---------     ---------
---------------      -----------      -------------
Balance, January 1, 1998................  21,410,012     $  214,100
41,181,890        (40,170,877)        1,525,113

Issuance of Preferred Shares, Net.......
2,610,874                            2,611,474

Issuance of Common Shares, Net..........   1,884,254         18,843
911,137                              929,980

Options Issued for Services.............      13,333            133
12,571                               12,704

Options Exercised.......................      19,000            190
33,060                               33,250

Conversion of Preferred Shares..........   4,399,522         43,995
(43,924)

Net Income..............................          --             --
  --         (5,792,061)      (5,792,061)
                                          ----------     ----------
-------------     --------------     ------------
Balance, December 31, 1998..............  25,841,867     $  258,418
44,150,501        (45,962,938)      (1,553,490)

Issuance of Preferred Shares, Net.......
1,028,617                            1,029,647

Issuance of Common Shares, Net..........   1,884,254         18,843
911,137                              929,980

Options Exercised.......................      59,998            600
6,608                                7,208

Conversion of Preferred Shares..........  18,388,851        183,889
(183,360)

Net Income..............................          --             --
  --             354,792          354,792
                                          ----------     ----------
-------------     --------------     ------------
Balance, December 31, 1999..............  46,174,970     $  461,750     $
45,913,503     $  (45,608,146)          768,137

Options Exercised.......................     648,001          6,480
438,839                              445,319

Warrants Exercised......................     210,000          2,100
23,100                               25,200

Stock Issued for Services...............      55,000            550
29,450                               30,000

Net Income..............................
                382,019           382,019
                                          ----------     ----------
-------------     --------------     -------------
Balance, December 31, 2000..............  47,087,971     $  470,880     $
46,404,892     $  (45,226,127)    $   1,650,675
                                          ==========     ==========
=============     ==============     =============



           See accompanying notes to consolidated financial statements

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) NATURE OF BUSINESS

        Spatializer Audio Laboratories, Inc. and subsidiaries (the "Company") is in the business of developing and licensing technology.

        The Company's wholly-owned subsidiary, Desper Products, Inc. ("DPI"), is in the business of developing proprietary advanced audio signal processing technologies and products for consumer electronics, entertainment, and multimedia computing.


        The Company's wholly-owned subsidiary, MultiDisc Technologies, Inc. ("MDT"), was in the business of developing scalable, modular compact disc and digital versatile disc ("DVD") server technologies associated with a network based compact disc/DVD server for internet and intranet applications. Operations of MDT were discontinued in the fourth quarter of 1998 and the assets have been marketed for sale (see Note 11).


(2) SIGNIFICANT ACCOUNTING POLICIES


        BASIS OF CONSOLIDATION -- The consolidated financial statements include the accounts of Spatializer Audio Laboratories, Inc. and its wholly-owned subsidiary, Desper Products, Inc. MultiDisc Technologies, Inc. has been presented as a discontinued operation (see Note 11). All significant intercompany balances and transactions have been eliminated in consolidation.


        REVENUE RECOGNITION -- The Company recognizes revenue from product sales upon shipment to the customer. License revenues are recognized when earned, in accordance with the contractual provisions. Royalty revenues are recognized upon shipment of products incorporating the related technology by the original equipment manufacturers (OEMs) and foundries.


        CONCENTRATION OF CREDIT RISK -- Financial instruments, which potentially subject the company to concentrations of credit risk, consist principally of cash, cash equivalents and trade accounts receivable. The Company places its temporary cash investments in certificates of deposit with high quality national financial institutions. At December 31, 2000 substantially all cash and cash equivalents were on deposit at two financial institutions.



        At December 31, 2000, three customers accounted for 36%, 35% and 14%, respectively, of the Company's trade receivables. The Company performs ongoing credit evaluations of its customers and normally does not require collateral to support accounts receivable.


        CASH AND CASH EQUIVALENTS -- Cash equivalents consist of highly liquid investments with original maturities of three months or less.


        MAJOR CUSTOMERS -- During the year ended December 31, 2000, three customers accounted for 36%, 35% and 14%, respectively, of the Company's net sales.


        RESEARCH AND DEVELOPMENT COSTS -- The Company expenses research and development costs as incurred.


        PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Property and equipment are depreciated over three to five years using accelerated-depreciation methods, which approximates

150% declining balance. Leasehold improvements are amortized over the shorter of the useful life of the asset or lease term.

        INTANGIBLE ASSETS -- Intangible assets consist of patent costs which are amortized on a straight-line basis over the estimated useful lives of the patents which range from five to ten years.


        EARNINGS PER SHARE -- On December 31, 1997, the Company retroactively adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") which replaces the presentation of primary and fully diluted earnings (loss) per share with a presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings
(loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings (loss) per share is computed similarly to fully diluted earnings (loss) per share pursuant to the Accounting Principles Board ("APB") Opinion No. 15.


        The impact of Statement 128 on the calculation of earnings per share is as follows:



      YEAR ENDED DECEMBER 31,

 --------------------------------

    2000                  1999

 -----------          -----------
BASIC:
Net Income (Loss) Available to Common Shareholders .....................
 $   382,019          $   354,792
Weighted Average Shares Outstanding ....................................
  46,736,224           33,805,512
Basic Earnings per Share ...............................................
 $      0.01          $      0.01

DILUTED:
Net Income (Loss) Available to Common Shareholders .....................
 $   382,019          $   354,792
Weighted Average Shares Outstanding ....................................
  46,736,224           33,805,512
Net Effect of Dilutive Stock Options and Warrants Based on the
      Treasury Stock Method Using Average Market Price .................
     544,587            1,859,519
Total Shares ...........................................................
  47,280,810           35,665,031
Diluted Earnings per Share .............................................
 $    0.0100          $    0.0100
Average Market Price of Common Stock ...................................
 $    0.9418          $    0.4700
Ending Market Price of Common Stock ....................................
 $    0.2344          $    0.9375



        The following table presents contingently issuable shares, options and warrants to purchase shares of common stock at 2000 and 1999 and those that were outstanding during 1998 which were not included in the computation of diluted loss per share because the impact would have been antidilutive:




                             2000            1999             1998
                           ---------       ---------       ---------
Options ............       2,212,299       2,859,467       1,972,300
Warrants ...........       2,520,000       2,730,000         732,000
                           ---------       ---------       ---------
     Total .........       4,732,299       5,589,467       2,704,300
                           =========       =========       =========

        The loss per share for the year ended December 31, 1998 includes the effect of approximately $371,000 of the beneficial conversion feature of the Series "A", 7% Convertible Preferred Stock as well as dividends in arrears of approximately $149,000 related to this Preferred Stock.



        STOCK OPTION PLAN -- Prior to January 1, 1996 the Company accounted for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense using the fair-value-based method over the vesting period the fair value of all employee stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 (Note 8).


        IMPAIRMENT OF LONG-LIVED ASSETS AND ASSETS TO BE DISPOSED OF -- The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amounts of the assets exceed the fair value of the assets (see Notes 4). Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


        SEGMENT REPORTING -- The Financial Accounting Standards Board issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), in June 1997. SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. It replaces the "industry segment" concept of SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, with a "management approach" concept as to basis for identifying reportable segments. SFAS 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company adopted SFAS 131 in December 1997. MDT is considered a discontinued operation as of September 1998. As of December 31, 2000, the Company has only one operating segment, DPI, the Company's 3-D Audio Signal Processing business.



        COMPREHENSIVE INCOME -- The Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130"), in June 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company adopted SFAS No. 130 January 1, 1998. Comprehensive income (loss) is the change in equity of a business enterprise during a period from transactions and all other events and circumstances from non-owner sources. Other comprehensive income (loss) includes foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. The Company did not have components of other comprehensive income (loss) during the years ended December 31, 2000, 1999 and 1998. As a result, comprehensive income
(loss) is the same as the net income (loss) for the years ended December 31, 2000, 1999 and 1998.

        INCOME TAXES -- Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        USE OF ESTIMATES -- Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


        FINANCIAL INSTRUMENTS -- The carrying values of cash equivalents, accounts receivable, accounts payable and accrued liabilities at December 31, 2000 and 1999 approximated fair value due to the short maturity of those investments.


        The fair value of the advances from related parties could not be estimated due to the nature of the borrowings.


        The fair values of notes payable at December 31, 2000 and 1999 are materially consistent with the related carrying values based on current rates offered to the Company for instruments with similar maturities.



        DISCONTINUED OPERATION -- In September 1998, the Board of Directors approved a plan to refocus corporate activities on the Company's core audio business, Desper Products, Inc. In conjunction to this strategic refocusing, the Company permanently suspended operations of MDT and placed the business and its related patent portfolio up for sale. The Company is accounting for the on-going operating and termination expenses of MDT as a discontinued operation (see Note
11).



        Certain 1999 amounts have been reclassified in order to conform to 2000 classification.


(3) PROPERTY AND EQUIPMENT


        Property and equipment, as of December 31, 2000 and 1999, consists of the following, net of a reserve for impairment loss in 1998 in accordance with application of SFAS 121:



                                                                      2000
    1999
                                                                    --------
  --------
Office Computers, Software, Equipment and Furniture .........       $268,799
  $242,272
Test Equipment ..............................................         61,737
    60,647
Tooling Equipment ...........................................         49,514
    44,136
Trade Show Booth and Demonstration Equipment ................        122,761
   122,768
Automobiles .................................................          7,000
         0
Leasehold Improvements ......................................         22,122
    22,122
                                                                    --------
  --------
Total Property and Equipment ................................        531,933
   491,945
Less Accumulated Depreciation and Amortization ..............        423,872
   359,142
                                                                    --------
  --------
Property and Equipment, Net .................................       $108,061
  $132,803
                                                                    ========
  ========


(4) INTANGIBLE ASSETS


        Intangible assets, as of December 31, 2000 and 1999 consist of the following:

                                                          2000           1999
                                                        --------       --------
Capitalized Patent and Technology Costs .........       $489,911       $373,677
Less Accumulated Amortization ...................        187,122        165,884
                                                        --------       --------
Intangible Assets, Net ..........................       $302,789       $207,793
                                                        ========       ========



(5) NOTES PAYABLE TO RELATED PARTIES



        The Company was indebted to certain related parties for an amount totaling $337,742 at December 31, 2000. This amount bears interest at a fixed rate of 10% annually and is due on demand. It is convertible into shares of common stock based on the 10 day average closing bid price immediately prior to notice of conversion.



        At December 31, 1998, the Company was indebted to four of its directors and one of its executives for an amount totaling $745,000. This amount bore interest at a fixed rate of 10% annually. Of this amount, $650,000 was due on December 31, 1998. The remaining $95,000 was due on November 30, 1999, or upon the sale of the MDT assets. The Company granted 95,000 warrants to purchase common stock at $0.20 per share in connection with the $95,000 of indebtedness. This debt was converted into Series B preferred stock in December 1999 (see Note
6).



(6) SHAREHOLDERS' EQUITY



        During the year ended December 31, 2000, shares were issued or converted as follows:



        In the third quarter of 2000, the Company issued 55,000 shares of common stock to its law firm for services rendered. No other issuances or conversions occurred during the year ended December 31, 2000.


        During the year ended December 31, 1999, shares were issued or converted as follows:

        In December 1999, the Company completed a set of financial transactions (the "December Transactions") with certain existing holders of the Company's equity and debt and with new institutional investors. The December Transactions included the private placement of 1,884,254 additional shares of our common stock ($1.05 million in new capital or $0.55725 per share), the issuance of warrants to acquire 2,100,000 shares of common stock exercisable for three years at an exercise price of $.67 per share), the cancellation of 500,000 warrants to acquire common stock issued in an earlier financing, the conversion of $1 million of short-term debt into a new Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") and the conversion of $225,000 of secured debt into secured long-term convertible debt.

        In the December Transactions, $895,000 in short-term loan advances from officers, directors and their affiliates and certain other securities holders, and accrued interest of $134,647, were restructured into $1,000,000 in new Series B Preferred Stock. The Series B Preferred Stock, and any dividends therefrom not converted into cash, are convertible commencing in 2001 into restricted common stock at a 10% discount, based on the 10-day average closing bid price prior to the conversion, but subject to a minimum conversion of $56 per share and a maximum of $1.12 per share. The Company has a three-year option to redeem any Series B Preferred Stock, not sooner converted, in whole or in part, in cash.

        In the December Transactions, $225,000 of secured debt, including accrued interest, was converted into secured long-term convertible debt. The long-term debt is held by existing institutional investors and is secured by essentially all of the Company's assets. The debt, and accrued interest, is convertible at the Company's or the holder's options into registered common stock at a conversion price equal to the average 10-day closing bid price prior to conversion but subject to the same minimum and maximum conversion prices set for the Series B Preferred Stock.

        Also, concurrently with the December Transactions, 55,000 shares were allocated to the Company's outside legal counsel in payment of a portion of its legal fees for this transaction.

During the year ended December 31, 1998, shares were issued or converted as follows:


        On April 14, 1998, the Company entered into a private placement for up to $5 million of which $3 million was funded at December 31, 1998. In connection with the private placement, the Company authorized 100,000 shares of a new Series A, 7% Convertible Preferred Stock at a stated price of $50 per share and issued 60,000 shares for the $3 million. In connection with the April funding, the Company issued purchase warrants, exercisable for three years and entitling the holders to acquire one share of the Company's common stock for each warrant. Of the warrants, 450,000 were issued and 150,000 warrants were issued to placement agents. The investor warrants are exercisable at 140% and the placement warrants are exercisable at 120%, respectively, of the average closing bid price of the Company's common stock for the 10 days preceding the closing. In addition, cash placement fees of 10% were paid. A related party of the Company received 50,000 of the placement agent warrants and $100,000 of the placement agent cash fee for arranging $1 million of the $3 million investment. As of December 31, 1998, $1 million of the remaining $2 million of the funding was due but had not yet been received.


        Holders of the Series A Preferred Stock have a right to convert their shares, at their option on the earlier of (x) ninety (90) days after issuance or
(y) on the effective date of a Form S-3 Registration Statement (the "Conversion Date") with such conversion to be based on a per share conversion price ("Conversion Price") equal to the lesser of a price that reflects a discount (the "Conversion Discount") to the average of any three (3) consecutive closing bid prices for the Company's Common Stock within twenty (20) trading days immediately prior to the conversion date (the "Floating Conversion Price") or a price which is equal to one hundred thirty percent (130%) of the closing bid prices of the Company's Common Stock for the ten (10) trading days immediately preceding the date of issuance (the "Fixed Conversion Price") provided that in determining the Conversion Price, the holder shall not count any day on which its sales account for greater than twenty percent (20%) of the volume of the Company's Common Stock and on which the holder has sales in the last hour of trading. The Conversion Discount shall be equal to fifteen percent (15%) if the Conversion Rights are exercised within one hundred twenty (120) days of first issuance of the Series A Preferred Stock and shall be equal to seventeen and one-half percent (17.5%) if the Conversion Rights are exercised after one hundred twenty (120) days and prior to one hundred forty-nine (149) days of first issuance of the Series A Preferred Stock. The applicable Conversion Discount increased by five percent (5%) when the Company was delisted on NASDAQ. In addition, the percentage of shares that can be converted at any one time is limited during such time periods and the holders cannot own more than 4.99% of the equity of the Company after the Conversion.

        At December 31, 1998, 7,100 shares of the Convertible Preferred Series A Stock had been converted into a total of 4,399,522 shares of the Company's Common Stock.


        The beneficial conversion feature of the Series A Preferred Stock was recorded as a dividend using the most favorable conversion terms available to the shareholder to calculate the dividend in accordance with FASB (Emerging Issues Task Force) Topic D-60. Since the Company has an accumulated deficit and, under Delaware Law, must charge dividends against additional paid-in capital, the net impact of recording the beneficial conversion feature is zero since both sides of the entry are recorded in additional paid-in capital. At December 31, 1998, dividends in arrears were $131,148.


        In the private placement, the participants were granted certain rights to participate in the separate financing of approximately $6 million currently being pursued by the Company to fund the commercial introduction of its MultiDisc CD/DVD server technology. However, as reported by the Company on

September 25, 1998, the Company has decided to refocus on the core audio technologies and to properly position the MultiDisc assets for sale. Therefore this financing is not currently being pursued actively.


(7) ESCROWED PERFORMANCE SHARES


        In December 1996, the Company accepted the terms outlined by the British Columbia Securities Commissions ("BCSC") for the release of the Company's 5,776,700 escrowed "Performance Shares" from Canadian Escrow into a new escrow arrangement with the Company. The overall modification was approved by the Company's shareholders in August 1996. Under the revised arrangement, the performance shares will be released automatically as follows: 20% on June 22, 2000; 30% on June 22, 2001; and 30% on June 22, 2002. In addition to the automatic releases, performance shares can be released based on the cash flow release criteria contained in the original June 22, 1992 escrow agreement although, to maintain a stable market in the Company's stock, in any year not more than 30% of the shares will be released, based on the cash flow criteria.

        Under the revised escrow arrangement, the performance shares will vest, provided the individual has not voluntarily terminated his/her relationship with the Company prior to applicable vesting dates.

        Based on the revised escrow arrangement, which primarily converts the escrow shares release from performance criteria to a time-based criteria, the Company recorded as compensation expense the excess of the fair market value of the 5,776,700 performance shares on the date the Company accepted the terms of the new escrow arrangement over the purchase price of such escrow shares.


        All of the performance shares are included in the issued and outstanding shares for the years ended December 31, 2000, 1999 and 1998. However, the shares were not reflected in the calculation of loss per common share until earned by and released to the holders on December 30, 1996, the date on which the Company and the BCSC accepted and entered into the terms of the current escrowed agreement as discussed above.



(8) STOCK OPTIONS



        In 1995, the Company adopted a stock option plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to directors, officers and employees. The Plan authorizes grants of options to purchase authorized but unissued common stock up to 10% of total common shares outstanding at each calendar quarter, 4,708,797 as of December 31, 2000. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. Stock options have five-year terms and vest and become fully exercisable up to three years from the date of grant.



        At December 31, 2000, there were 2,527,894 additional shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 2000, 1999 and 1998 was $0.19, $0.32, and $0.25, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2000 -- expected dividend yield 0%, risk free interest rate of 9%, expected volatility of 654% and expected life of 5 years. 1999 and 1998 -- expected dividend yield 0%, risk-free interest rate of 9.0%, expected volatility of 95% and an expected life of 3 years.


        The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for the fair value of its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                      2000               1999               1998
                                    -------            --------
-----------
NET INCOME (LOSS):
As Reported ...........             382,019            $354,792
$(5,792,061)
Pro Forma .............             292,169            $(49,978)
$(5,792,061)

BASIC AND DILUTED LOSS:
As Reported ...........            $   0.01            $   0.01          $
(.29)
Pro Forma .............            $   0.01            $  (0.01)         $
(.29)


        Pro forma net loss reflects only options granted since December 31, 1994. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to January 1, 1995 is not considered.

        Stock option activity during the periods indicated is as follows:




WEIGHTED AVERAGE
                                                                NUMBER
EXERCISE PRICE
                                                              ----------
----------------
     Options outstanding at January 1, 1998 ...........        1,855,070
$     1.89
     Options granted ..................................          646,000
$     0.72
     Options exercised ................................          (13,333)
$     0.95
     Options forfeited ................................         (515,437)
$     1.76
                                                              ----------
     Options outstanding at December 31, 1998 .........        1,972,300
$     1.51
     Options granted ..................................        1,280,000
$     0.31
     Options exercised ................................          (59,998)
$     1.24
     Options forfeited ................................         (332,835)
$     1.13
                                                              ----------
     Options outstanding at December 31, 1999 .........        2,859,467
$     1.27
                                                              ==========
     Options granted ..................................          400,000
$     0.19
     Options exercised ................................         (648,001)
$     0.69
     Options forfeited ................................         (399,167)
$     1.92
                                                              ----------
     Options outstanding at December 31, 1999 .........        2,212,299
$     1.13
                                                              ==========



        At December 31, 2000, the number of options exercisable was 1,563,099 and the weighted-average exercise price of those options was $0.97.


        On October 30, 1998, the Compensation Committee of the Board of Directors re-priced qualified stock options to purchase 121,000 shares of common stock granted to various employees beginning in June 1995. The exercise price for these options was adjusted to $.01875 per share (the closing market price on October 30, 1998) reducing grant date exercise prices ranging from $0.72 to $2.34 per share. Also, on November 12, 1998, the compensation Committee of the Board of Directors re-priced qualified stock options to purchase 100,000 shares of common stock granted to an employee in March 1998. The exercise price for these options was adjusted to $0.125 per share (the closing market price on November 12, 1998) reducing the grant date exercise price from $1.18 per share. The vesting schedules and expiration dates for these options were not modified.

(9) WARRANTS


        Warrant activity for the periods indicated below is as follows:




WARRANTS        WARRANT PRICE

----------       -------------
     Warrants outstanding at January 1, 1998 .....................
934,750        $     1.70
     Warrants granted ............................................
720,000        $     1.45
     Warrants exercised ..........................................
(19,000)       $     1.75
     Warrants forfeited ..........................................
(903,750)       $     1.70

----------
     Warrants outstanding at December 31, 1998 ...................
732,000        $     1.11
     Warrants granted ............................................
2,410,000        $     0.60
     Warrants exercised ..........................................
 0        $     0.00
     Warrants forfeited ..........................................
(412,000)       $     1.26

----------
     Warrants outstanding at December 31, 1999 ...................
2,730,000        $     0.67
     Warrants granted ............................................
 0        $     0.00
     Warrants exercised ..........................................
(210,000)       $     0.12
     Warrants forfeited ..........................................
 0        $     0.00

----------
     Warrants outstanding at December 31, 2000 ...................
2,520,000        $     0.72

==========



        All of the warrants granted in 1999 and 1998 were issued in connection with private placements except for the following: 25,000 warrants were granted in 1998 as consideration for consulting services rendered during 1998; and 95,000 warrants were granted in 1998 in connection with a debt financing with the Company's directors. For those warrants granted as consideration for consulting services, the fair value of the consulting services was included in research and development costs in the accompanying consolidated statement of operations for the year ended December 31, 1998. At December 31, 2000, the number of warrants exercisable was 2,520,000.



(10) INCOME TAXES



        The Company files a consolidated return for U.S. income tax purposes. Income tax expense for the years ended December 31, 2000, 1999 and 1998 consisted of the following:



                                          2000           1999         1998
                                         -------       -------       -------
     State franchise tax .........       $   800       $   800       $ 2,400
     Federal taxes ...............         9,200         5,700       $35,838
                                         -------       -------       -------
     Total .......................       $10,000       $ 6,500       $38,238
                                         =======       =======       =======


        Certain revenues received from customers in foreign countries are subject to withholding taxes that are deducted from outgoing funds at the time of payment. These taxes range from approximately 8.5% to 15% and are recorded as foreign tax expense when incurred.


        Income tax expense for the years ended December 31, 2000, 1999 and 1998 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to loss before income taxes primarily due to the generation of additional net operating loss carryforwards for which no tax benefit has been provided.



        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2000 is composed primarily of the net loss carryforwards. The net change in the total valuation allowance for the year ended December 31, 2000 was insignificant. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses, management believes it is more likely than not the Company will not realize the benefits of these deductible differences and has established a valuation allowance to fully reserve the deferred tax assets at December 31, 2000. Additionally, the ultimate realizability of net operating losses may be limited by change of control provisions under Section 382 of the Internal Revenue Code.



        At December 31, 2000, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $26,000,000 which are available to offset future Federal taxable income, if any, through 2013. Approximately $21,700,000 of these net operating loss carry forwards are subject to an annual limitation of approximately $1,000,000.



(11) DISCONTINUED OPERATION


        On September 25, 1998, the Board of Directors determined that it would be unable to raise the necessary capital required to properly commercialize the MDT technology. Therefore, the Company ceased funding the operations of MDT and is actively seeking to sell the assets and technology. All employees of MDT have been terminated and the Company has vacated the MDT facilities.


        Based on this action, the Company is treating MDT as a discontinued operation. Accordingly, the balance sheet and statement of operations of MDT are not consolidated in the continuing operations of the Company, but rather are disclosed as Net Liabilities of Discontinued Operation and Loss from Discontinued Operation, respectively.



        The Net Liabilities of Discontinued Operation at December 31, 2000 are comprised of the following:




                                                         2000
                                                      ---------
     Accounts payable ..............................  $(220,691)
     Accrued expenses ..............................     (9,597)
     Notes payable .................................    (25,552)
                                                      ---------
     Net liabilities of discontinued operations ....  $(255,840)
                                                      =========



(12) COMMITMENTS AND CONTINGENCIES



        In February 1999, a complaint was filed in the Superior Court of Los Angeles County, Northwest District, by I.N. Associates, Inc., against the Company's wholly owned subsidiary, MultiDisc Technologies, Inc. ("MDT"), alleging breach of contract and fraud, and claiming $499,954 in damages, attorneys fees, interest and the costs of suit. MDT has answered and denied the claims. The matter was subject to a mediation preceding in March 2000, and has been settled. The settlement specifies that I.N. will be entitled to a cashless exercise of warrants for the 125,000 shares originally issued to them in 1997 and 1998, or a cash payment of $50,000 if the warrants remained unexercised. In January 2001, the cash payment was made and no further liabilities or contingencies exist.



        In connection with the downsizing of the Company, a number of employees were terminated and have filed, on various dates since the downsizing in 1998, various employment and compensation related claims with the various State labor authorities. All but two of which claims have either been settled or have been paid as of the date of this report. In February, 2000, an appeal was heard in the Superior Court of Orange County, California, relating to a claim filed by a former employee of MDT for back vacation pay and penalties. In March 2000, both parties agreed to dismiss the action as part of a settlement, which was not material to the financial statements for the period ended March 31, 2000. In July 2000, the Labor Commission of the State of California awarded $122,000 to a claimant arising from a claim for commissions over a three-year period. The Company appealed the order to the Superior Court of California, Santa Clara County, since, under California law, the Labor Commission order will have no effect on the court's consideration of the matter. On October 27, 2000, the matter was settled by mutual release and payment in an amount which was not material to the financial statements of the Company for the period ended September 30, 2000. Two former officers and employees of MDT initiated proceedings before the Labor Commissioner in 2000 seeking amounts allegedly due under their employment agreements, which claims, if resolved in favor of the claimants, could be material to the financial statements of the Company. The Labor Commissioner has postponed those proceedings. In that action, the claimants filed a motion to strike under the California "anti-Slapp" legislation. The court rejected that motion and the litigation is in the discovery stages. Separately, MDT has initiated litigation in the Superior Court, Orange County seeking declaratory relief to bar the labor claims, as well as return of intellectual property and unspecified damages for breaches of the former officers' and employees' employment agreements.


Operating Lease Commitments


        The Company is obligated for future minimum rental payments for all operating leases of approximately $93,000 per year through November 2002. Rent expense amounted to approximately $ 115,000, $140,000 and $251,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

                                TABLE OF CONTENTS



                                                                   Page
                                                                   ----
Prospectus Summary............................................       1
Risk Factors..................................................       5
Use of Proceeds...............................................       9
Special Note Regarding Forward-Looking Statements.............      10
Capitalization................................................      11
Selected Consolidated Financial Data..........................      12
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.........................      15
Business......................................................      22
Properties ...................................................      31
Legal Proceedings.............................................      32
Management....................................................      33
Principal Stockholders........................................      38
Selling Stockholders..........................................      39
Plan of Distribution..........................................      41
Description of Capital Stock..................................      41
Shares Eligible for Future Sale...............................      45
Legal Matters.................................................      45
Experts.......................................................      45
Where You Can Find More Information...........................      45
Index to Financial Statements



                                SPATIALIZER AUDIO
                               LABORATORIES, INC.









                 THE DATE OF THIS PROSPECTUS IS JULY 30, 2001.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following list itemizes all estimated expenses incurred by us in connection with this registration statement. The fees and expenses of the Selling Stockholders are being paid by the Company.



Registration Fees ....................................               $
77.00*
Transfer Agent Fees ..................................               $
500.00*
Printing and Engraving Costs .........................               $
5,000.00*
Legal Fees ...........................................               $
15,000.00*
Accounting Fees ......................................               $
2,000.00*
Miscellaneous ........................................               $
5,000.00*
      Total ..........................................               $
27,577.00*


-----------------

* Estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We are incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Our Certificate of Incorporation contains the following provision:

                                   "ARTICLE IX

                                 INDEMNIFICATION

        SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the corporation, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Delaware law and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Section 1 and the relevant provisions of Delaware law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

        SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by Delaware law and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions."

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for such breach of the director's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit.

        Our Certificate of Incorporation contains the following relevant provision:

                                   "ARTICLE X

                     LIABILITY FOR BREACH OF FIDUCIARY DUTY

        To the fullest extent permitted by Delaware law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
        (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
        (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended."


        Our Bylaws obligate us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law, in respect of expenses, judgments, penalties, fines, and settlement of claims paid or incurred, including those resulting from liability under the Act, if the indemnitee acted in good faith and in what he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and, in the case of criminal action, if the indemnitee had no reasonable cause to believe his or her conduct was unlawful. The Bylaws provide:

                                   "ARTICLE VI
                                 INDEMNIFICATION


        SECTION 1. Directors and Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time may be in effect. Such right of indemnification shall not be deemed to be exclusive of any right to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Section 1 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

        SECTION 2. Agents and Employees. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time may be in effect. Such right of indemnification shall not be deemed to be exclusive of any other right to which any such person may be entitled apart from the foregoing provisions."

                                      * * *

        Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

        The preceding discussion of our Certificate of Incorporation, Bylaws and
Section 145 of the DGCL is qualified in its entirety by reference to the complete text of our Certificate of Incorporation and Bylaws which are on file with the SEC.

ITEM 16. EXHIBITS



EXHIBIT
 NUMBER                                DESCRIPTION
-------                                -----------
  2.1*         Desper-Spatializer Reorganization Agreement dated January 29,
               1992. (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective
               August 21, 1995.)

  2.2*         Arrangement Agreement dated as of March 4, 1994 among
               Spatializer-Yukon, DPI and Spatializer-Delaware. (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

  3.1*         Certificate of Incorporation of Spatializer-Delaware as filed
               February 28, 1994. (Incorporated by reference to the Company's
               Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

  3.2* Amended and Restated Bylaws of Spatializer-Delaware (Incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

  3.3*         Certificate of Designation of Series B 10% Redeemable Convertible
               Preferred Stock of the Company as filed December 27, 1999.
               (Incorporated by reference to the Company's Annual Report on Form
               10-K for the year ended December 31, 1999.)

  3.4* Certificate of Amendment of Certificate of Incorporation of the Company as filed on February 25, 2000. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
               December 31, 1999.)

  4.1*         Form of Subscription Agreement for August 1994 Private Placement.
               (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective
               August 21, 1995.)

  4.2*         Form of Subscription Agreement for November 1994 Private
               Placement. (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

  4.3*         Form of Spatializer-Yukon Incentive Stock Option Agreement.
               (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective
               August 21, 1995.)

  4.4*         Spatializer-Delaware Incentive Stock Option Plan (1995 Plan).
               (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective
               August 21, 1995.)

  4.5*         Performance Share Escrow Agreements dated June 22, 1992 among
               Montreal Trust Company of Canada, Spatializer-Yukon and certain shareholders with respect to escrow of 2,181,048 common shares of Spatializer-Yukon. (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective August 21, 1995.)

  4.6* Spatializer-Delaware 1996 Incentive Plan. (Incorporated by reference to the Registrant's Proxy Statement dated June 25, 1996 and previously filed with the SEC.)

  4.7*         Form of Subscription Agreement for 1995 Private Placements.

  4.8*         Form of Subscription Agreement and Warrant Agreement for March 7,
               1997 Private Placement.

  4.9*         Modification Agreement for Escrowed Performance Shares.

  4.10*        Form of 7% Convertible Series A Preferred Stock Subscription
               Agreement, Warrant Agreement and Registration Right Agreement
               (with Form of Amendment) for April 14, 1998 Private Placement.

  4.11*        Form of Common Stock Subscription Agreement for December 1999
               Private Placement with CPR (USA) Inc., LibertyView Funds, L.P.
               and LibertyView Fund, LLC.

  4.12* Form of Secured Non-Negotiable Convertible Promissory Note issued to CPR (USA) Inc., LibertyView Funds, L.P. and LibertyView Fund,
               LLC in the original principal amounts of $112,620.55, $90,096.43 and $22,524.12, respectively.

  4.13*        Form of Agreement Regarding Indebtedness, dated December 29,
               1999, among the Registrant and CPR (USA) Inc., LibertyView Funds,
               L.P. and LibertyView Fund, LLC.

  4.14*        Form of Security Agreement, dated December 29, 1999, among the
               Registrant and CPR (USA) Inc., LibertyView Funds, L.P. and
               LibertyView Fund, LLC.

  4.15*        Form of Common Stock Subscription Agreement for December 1999
               Private Placement with Bank Insinger de Beaufort.

  4.16*        Form of Common Stock Subscription Agreement for December 1999
               Private Placement with Romofin AG.

  4.17*        Form of Common Stock Subscription Agreement for December 1999
               Private Placement with Arab Commerce Bank, as designee for Lu
               Feng Investments, Ltd. (Lu Feng Investments, Ltd. is now both the record and beneficial owner of the subject Common Stock).
               (Incorporated by reference to the Company's Annual Report on Form
               10-K for the year ended December 31, 1999.)

  4.18*        Form of 10% Convertible Series B Preferred Stock Subscription
               Agreement for December 1999 Private Placement with Clarion
               Finanz, A.B., Carlo Civelli, Henry R. Mandell, James D. Pace,
               Jerold H. Rubinstein, Gilbert N. Segel, Aton Select Fund, Ltd., and Romofin A.G.

  4.19*        Form of Agreement Regarding Cancellation of Warrants, dated
               December 29, 1999, among the Registrant, CPR(USA) Inc.,
               LibertyView Funds, L.P., LibertyView Fund, LLC, Clarion Finanz,
               A.G. and Aton Select Fund, Ltd.

  4.20*        Certificate of Designation of Series B 10% Redeemable Convertible
               Preferred Stock (included in Exhibit 4.18).

  5.1*         Opinion of Brand Farrar & Buxbaum LLP.

  5.2**        Opinion of McDermott, Will & Emery.

  23.1 Consent of Farber & Hass, independent certified public accountants.

  23.2*        Consent of Brand Farrar & Buxbaum LLP (included in Exhibit 5.1)

  23.3**       Consent of McDermott, Will & Emery(included in Exhibit 5.2)

  24.1*        Power of Attorney



--------------------


* Previously filed.



** Previously filed with Amendment No. 2 to Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on August 11, 1995 (Reg. No. 33-90532); the validity of the issuance of the additional shares offered for resale by Selling Stockholders under this Registration Statement was previously covered by this Opinion.


ITEM 17. UNDERTAKINGS

        We hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Spatializer pursuant to the provisions described in Item 6 or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (5) The undersigned Registrant undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (and the resulting Registration Statement on Form S-1) to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Los Angeles, State of California on July 30, 2001.



                                      SPATIALIZER AUDIO LABORATORIES, INC.

                                      By:    /s/ HENRY R. MANDELL
                                          -------------------------------------
                                          Henry R. Mandell
                                          Chief Executive Officer
                                          Chairman of the Board


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



       Signature                                               Title
              Date
       ---------                                               -----
              ----
/s/ HENRY R. MANDELL
-----------------------------------                   Chairman of the Board,
         July 30, 2001
Henry R. Mandell                                     Chief Executive Officer,
                                                     Chief Financial Officer,
                                                      Secretary and Director


CARLO CIVELLI*
-----------------------------------                          Director
         July 30, 2001
Carlo Civelli


JAMES D. PACE*
-----------------------------------                          Director
         July 30, 2001
James D. Pace


GILBERT N. SEGEL
-----------------------------------                          Director
         July 30, 2001
Gilbert N. Segel


STEPHEN W. DESPER
-----------------------------------            Director, Vice Chairman of the
Board,      July 30, 2001
Stephen W. Desper                                            Secretary


*By:   /s/ HENRY R. MANDELL
         July 30, 2001
     ------------------------------
     Henry R. Mandell,
     Attorney-in-Fact